Exhibit 4.26

Execution Copy

OWENS-BROCKWAY GLASS CONTAINER INC.

Issuer

and

The Guarantors set forth in Annex A attached hereto

INDENTURE

dated as of December 1, 2004

Law Debenture Trust Company of New York

Trustee

and

Deutsche Bank Trust Company Americas

Registrar and Dollar Notes Paying Agent

and

Deutsche Bank AG, acting through its London Branch

Euro Notes Paying Agent

i

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	7.09; 7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.03, 7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.03
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)(ii); 7.02
	(b)	7.02; 7.05; 11.02
	(c)	7.01(a); 7.02
	(d)	7.01(d); 7.02
	(e)	6.11
316	(a)(last sentence)	2.08
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12; 9.03
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A. means not applicable.

* THIS CROSS-REFERENCE TABLE IS NOT PART OF THIS INDENTURE.

INDENTURE dated as of December 1, 2004 among Owens-Brockway Glass Container Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein), Law Debenture Trust Company of New York, a New York Trust Company, as Trustee, Deutsche Bank Trust Company Americas, as Registrar and Dollar Notes Paying Agent, and Deutsche Bank AG, acting through its London Branch, as Euro Notes Paying Agent.

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of (i) €225,000,000 aggregate principal amount of 6¾% Senior Notes due 2014 issued on the date hereof (the “Initial Euro Notes”) and $400,000,000 aggregate principal amount of 6¾% Senior Notes due 2014 issued on the date hereof (the “Initial Dollar Notes,” and, together with the Initial Euro Notes, the “Initial Securities”) and (ii) if and when issued pursuant to the Registration Rights Agreement, dated the date hereof, among the Company, the Guarantors and the Initial Purchasers (as defined therein), (the “Registration Rights Agreement”), 6¾% Senior Notes due 2014 issued in an Exchange Offer in exchange for any Initial Euro Notes (the “Exchange Euro Notes”) and 6¾% Senior Notes due 2014 issued in an Exchange Offer for any Initial Dollar Notes (the “Exchange Dollar Notes,” and together with the Exchange Euro Notes, the “Exchange Securities,” and collectively with the Initial Securities, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Each Guarantor has duly authorized its Guarantee of the Initial Securities, and if and when issued, the Exchange Securities and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

Upon the issuance of any Exchange Securities or the effectiveness of a Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1.

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                                                 Certain Definitions.

“144A Global Security” means Global Securities bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, a Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a

Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means the payment of additional interest as set forth in the Registration Rights Agreement.

 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar, including any Agent performing one or more of such roles.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the applicable Depositary that apply to such transfer or exchange.

“Asset Sale” means: (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of OI Group and its Restricted Subsidiaries taken as a whole shall be governed by Article 5 and not by Section 4.11; and (2) the issuance of Equity Interests by any of OI Group’s Restricted Subsidiaries or the sale of Equity Interests in any of OI Group’s Restricted Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $10.0 million; (2) a transfer of assets between or among OI Group and its Restricted Subsidiaries; (3) an issuance of Equity Interests by a Restricted Subsidiary of OI Group to OI Group or to another Restricted Subsidiary of OI Group; (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (5) the sale, lease, conveyance or other disposition of any assets securing this Indenture or the Credit Agreement in connection with the enforcement of the security interests contained therein pursuant to the terms of the Intercreditor Agreement; (6) the sale or other disposition of cash or Cash Equivalents; (7) a Restricted Payment that is permitted by Section 4.12; and (8) the exchange of assets held by OI Group or a Restricted Subsidiary of OI Group for assets held by any Person or entity (including Equity Interests of such Person or entity), provided that (i) the assets received by OI Group or such Restricted Subsidiary of OI Group in any such exchange shall immediately constitute, be part of, or be used in a Permitted Business; and (ii) any such assets received are of a comparable Fair Market Value to the assets exchanged as determined in good faith by OI Group.

“Board Resolution” means (1) with respect to a corporation, a copy of a resolution certified by the Secretary or an Assistant Secretary of such corporation to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and (2) with respect to any other Person, a copy of a resolution or similar authorization certified by the secretary or assistant secretary or a Person serving such a similar function to have been duly adopted by the board, committee or Person serving a similar function as a board of directors and in each case to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means any broker or dealer registered with the Commission under the Exchange Act.

“Business Days” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, New York, Toledo, Ohio, London, England or, if at any time the Notes shall be listed on the Irish Stock Exchange, Dublin, Ireland are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and (a) backed by the full faith and credit of the United States or (b) having a rating of at least AAA from S&P or at least Aaa from Moody’s, in each case maturing not more than one year from the date of acquisition; (3) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s; (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender under the Credit Agreement or any domestic commercial bank having capital and surplus of not less than $250.0 million; (5) repurchase and reverse repurchase obligations for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year from the date of creation thereof; and (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition or that has a rating of at least AAA from S&P or at least Aaa from Moody’s.

“Change of Control” means the occurrence of any of the following: (1) OI Inc. or OI Group becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 35% or more of the total voting power of the Voting Stock of OI Inc.; or (2) the first day on which a majority of the members of the Board of Directors of OI Inc. are not Continuing Directors; or (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes, directly or indirectly, the beneficial owner (as defined above) of 35% or more of the voting power of all classes of Voting Stock of the Company; or (4) the first day on which OI Inc. fails to own 100% of the issued and outstanding Equity Interests of OI Group.

“Clearstream” means Clearstream Banking, S.A.

“Collateral Documents” means, collectively, the Intercreditor Agreement, the Pledge Agreement and the Security Agreement, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed, replaced or restructured from time to time and the Mortgages each as in effect on the Issue Date and any additional Mortgages created from time to time, and as amended, amended and restated, modified, renewed or replaced from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Depositary” means, with respect to the Euro Notes, Deutsche Bank AG, acting through its London Branch, as common depositary for Euroclear and Clearstream or another Person designated as common depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Company” means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus: (1) an amount equal to any extraordinary loss realized by such Person or any of its Restricted Subsidiaries in connection with any sale or other disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including without limitation amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges and expenses were deducted in computing such Consolidated Net Income; minus (5) an amount equal to any extraordinary gain realized by such Person or any of its Restricted Subsidiaries in connection with any sale or other disposition of assets, to the extent such gains were included in computing such Consolidated Net Income; minus (6) pension expenses, retiree medical expenses and any other material non cash items increasing Consolidated Net Income for such period that are disclosed in such Person’s financial statements, other than accrual of revenue in the ordinary course of business, in each case without duplication, on a consolidated basis and determined in accordance with GAAP; minus (7) net cash payments to OI Inc. by OI Group for (i) claims of persons for exposure to asbestos containing products and expenses related thereto and (ii) dividends on any outstanding preferred stock of OI Inc., in each case without duplication, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash charges and expenses of, a Restricted Subsidiary of OI Group shall be added to Consolidated Net Income to compute Consolidated Cash Flow of OI Group only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to OI Group by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and would not be prohibited, directly or indirectly, by the operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, other than agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations existing on January 24, 2002.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the specified Person; (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, other than agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations existing on January 24, 2002; (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (4) the cumulative effect of a change in accounting principles under GAAP shall be excluded; (5) all extraordinary, unusual or nonrecurring gains and losses (including without limitation any one-time costs incurred in connection with acquisitions) (together with any related provision for taxes) shall be excluded; (6) any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition of any property, plant or equipment of the specified Person or its Restricted Subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition by the specified Person or any Restricted Subsidiary of the specified Person of any Capital Stock of any Person or any Asset Sale shall be excluded to the extent that any such gain or loss exceeds $5.0 million with respect to any one occurrence or $15.0 million in the aggregate with respect to gains or losses during any twelve month period; (7) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and (8) any deduction for minority owners’ interest in earnings of Subsidiaries shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of OI Inc., who:  (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office” shall mean the corporate trust office of the Trustee, which shall initially be Law Debenture Trust Company of New York, 767 Third Avenue, New York, New York 10017, Attn:  Adam Berman or such other address as to which the Trustee may give notice to the Company, provided that an office of the Trustee shall at all times be located in the Borough of Manhattan, the City of New York.

“Credit Agreement” means that certain Third Amended and Restated Secured Credit Agreement, dated as of October 7, 2004, by and among the Borrowers named therein, OI Group and Owens-Illinois General, Inc., as Borrower’s Agent, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank AG, London Branch, as UK Administrative

Agent, and the Arrangers, the other Agents and the Lenders named therein or party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced, substituted or refinanced or otherwise restructured (including but not limited to, the inclusion of additional borrowers thereunder) from time to time.

“Credit Agreement Domestic Borrowers” means the Company and OI Plastic Products FTS Inc., to the extent at the time of determination such entity is a borrower under the Credit Agreement and any other Domestic Subsidiary of OI Group that is, at the relevant time, a borrower under the Credit Agreement.

“Credit Facilities” means (1) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, refinanced or otherwise restructured in whole or in part from time to time (collectively, “Bank Facilities”); and (2) notes, debentures or other financing instruments or any combination thereof incurred after the Issue Date (“Non-Bank Refinancing”), including any refinancing thereof, to the extent such Non-Bank Refinancing replaces, refinances or otherwise restructures Indebtedness under Credit Facilities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, except that such Note shall not bear the Global Security Legend and shall not have a “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means each of DTC and the Common Depositary, as applicable.

“Designated Noncash Consideration” means the noncash consideration received by OI Group or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, executed by an officer of OI Group or the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are no longer outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require OI Group or the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that OI Group or the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.12.

“Dollar Notes” means the Initial Dollar Notes, the Exchange Dollar Notes and the Additional Dollar Notes, if any.

“Dollar Notes Paying Agent” means Deutsche Bank Trust Company Americas or any other Person (including the Company acting as Dollar Notes Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Dollar Notes on behalf of the Company.

“Domestic Subsidiary” means any Restricted Subsidiary of OI Group other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock (other than Disqualified Stock) of OI Inc. (other than public offerings with respect to common stock registered on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of OI Inc.).

“Euro Notes” means the Initial Euro Notes, the Exchange Euro Notes and the Additional Euro Notes, if any.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Euro Notes Paying Agent” means Deutsche Bank AG, acting through its London Branch, or any other Person (including the Company acting as Euro Notes Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Euro Notes on behalf of the Company.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means, with respect to any Initial Securities, the exchange offer registration statement as defined in the Registration Rights Agreement.

“Exchange Securities” means the Notes issued in exchange for any Initial Securities in an Exchange Offer pursuant to Section 2.06(f).

“Existing Indebtedness” means the aggregate principal or commitment amount of Indebtedness of OI Group and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid or terminated.

“Existing IRBs” means the Holmes County Ohio 5.85% Industrial Revenue Bonds due 2007, the Kansas City, Missouri Industrial Development Revenue Bonds due 2008 and the City of Mentor, Ohio Industrial Development Bonds due 2004, and any extensions, renewals or refinancings thereof to the extent that such extensions, renewals and refinancings thereof do not result in an increase in the aggregate principal amount of such Existing IRBs.

“Existing Senior Notes” means the Company’s 8 7/8% Senior Secured Notes due 2009, its 7¾% Senior Secured Notes due 2011, its 8 3/4% Senior Secured Notes due 2012 and its 8 1/4% Senior Notes due 2013.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.  In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (1) acquisitions and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act; (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; (4) the consolidated interest expense attributable to interest on any Indebtedness computed on a pro forma basis and (a) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (b) that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and (5) the consolidated interest expense attributable to interest on any working capital borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such working capital borrowings during the applicable period.

“Fixed Charges” means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of: (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to attributable debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person; plus (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of OI Group (other than Disqualified Stock) or to OI Group or a Restricted Subsidiary of OI Group, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of OI Group which is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of January 24, 2002.

“Global Note” means a Note issued to evidence all or a part of the Notes that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Sections 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f), which shall be registered as to principal and interest in the name of such Depositary or its nominee.

“Global Security” means a Note issued to evidence all or a part of the Notes that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Section 2.01, which shall be registered as to principal and interest in the name of such Depositary or its nominee.

“Global Security Legend” means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means Securities that are (a) with respect to Dollar Notes, direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit and (b) with respect to Euro Notes issued or directly and fully and unconditionally guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means: (1) OI Group; (2) each direct or indirect Domestic Subsidiary of OI Group (other than the Company) that guarantees the Credit Agreement as of the Issue Date; and (3) each future direct or indirect Domestic Subsidiary of OI Group that guarantees the Credit Agreement and executes a Guarantee of the Notes in accordance with the provisions of this Indenture; and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (2) currency exchange swap agreements, currency exchange cap agreements, currency exchange collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency values; and (3) commodity swap agreements; commodity cap agreements, commodity collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) banker’s acceptances; (4)    representing Capital Lease Obligations; (5) the

balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued liability or trade payable; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes the lesser of the Fair Market Value on the date of incurrence of any asset of the specified Person subject to a Lien securing the Indebtedness of others and the amount of such Indebtedness secured and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Securities” means Notes issued pursuant to Section 2.02 hereof, in each case for so long as such securities constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes such a restricted security.

“Intercompany Indebtedness” means any Indebtedness of OI Group or any Subsidiary of OI Group which, in the case of OI Group, is owing to OI Inc. or any Subsidiary of OI Group and, in the case of any Subsidiary of OI Group, is owing to OI Group or any other Subsidiary of OI Group.

“Intercreditor Agreement’’ means the amended and restated intercreditor agreement, dated as of June 13, 2003, by and among Deutsche Bank Trust Company Americas, as administrative agent for the lenders party to the Credit Agreement, Deutsche Bank Trust Company Americas, as Collateral Agent and any other parties thereto, as amended by the first amendment thereto dated as of March 15, 2004 and by the second amendment thereto dated as of October 7, 2004, and as such agreement may be further amended, amended and restated or otherwise modified from time to time.

“Investment Grade Permitted Liens” means: (1) Liens arising under the Collateral Documents other than Liens securing the OI Inc. Senior Notes on the Issue Date; (2) Liens incurred after the Issue Date on the assets (including shares of Capital Stock and Indebtedness) of OI Group or any Domestic Subsidiary of OI Group; provided, however, that the aggregate amount of Indebtedness and other obligations at any time outstanding secured by such Liens pursuant to clause (1) above and this clause (2) shall not exceed the sum of $5.5 billion plus 50% of Tangible Assets acquired by the Company or any Domestic Subsidiary after January 24, 2002; (3) Liens in favor of OI Group or any Domestic Subsidiary of OI Group; (4) Liens on property or shares of capital stock of a Person existing at the time such Person is merged with or into or consolidated with OI Group or any Domestic Subsidiary of OI Group; provided that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with OI Group or the Domestic Subsidiary; (5) Liens on property or shares of capital stock existing at the time of acquisition thereof by OI Group or any Domestic Subsidiary of OI Group, provided that such Liens were not incurred in connection with or in contemplation of such acquisition and do not extend to any property other than the property so acquired by OI Group or the Domestic Subsidiary; (6) Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Issue Date, provided that: (a) such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, plant or equipment or to refinance any such Indebtedness previously so secured; (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (7) Liens to secure any Capital Lease Obligation or operating lease;  (8) Liens encumbering customary initial deposits and margin deposits; (9) Liens securing Indebtedness under Hedging Obligations; (10) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by OI Group or any of its Domestic Subsidiaries in the ordinary course of business of OI Group and its Domestic Subsidiaries; (11) Liens on or sales of receivables and customary cash reserves established in connection therewith; (12) Liens securing OI Group’s or any of its Domestic Subsidiary’s obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods; and (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

“Investment Grade Ratings” means a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s or in the event S&P or Moody’s shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including Guarantees thereof), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If OI Group or any Restricted Subsidiary of OI Group sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of OI Group such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of OI Group, OI Group shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.12. The acquisition by OI Group or any Restricted Subsidiary of OI Group of a Person that holds an

Investment in a third Person shall be deemed to be an Investment by OI Group or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.12.

“Irish Paying Agent” means the entity so appointed by the Company with respect to any listing of the Notes on the Irish Stock Exchange.

“Issue Date” means the date on which the Notes are originally issued.

“KKR” means Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of Notes for use by such Holders in connection with an Exchange Offer for such Notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

 “Maturity” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Mortgages” means mortgages as defined under the Credit Agreement securing real property in the United States of America.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by OI Group or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of any bona fide direct costs relating to such Asset Sale, including, without limitation, reasonable legal, accounting and investment banking fees, reasonable sales commissions, any reasonable relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness that is paid with the proceeds of such Asset Sale and any reasonable reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and for the after-tax cost of any indemnification payments (fixed and contingent) attributable to sellers’ indemnities to the purchaser.

“Non-Recourse Debt” means Indebtedness: (1) as to which neither OI Group nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any Holder of any other Indebtedness of OI Group or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of OI Group or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning set forth in the recitals hereto.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive or Senior Vice President, any Vice-President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company.

“Offshore Collateral Documents” means the Offshore Security Agreements and mortgages (as defined in the Credit Agreement) securing real property outside of the United States of America.

“Offshore Security Agreements” has the meaning assigned to such term in the Credit Agreement.

“OI Group” means Owens-Illinois Group, Inc., a Delaware corporation.

“OI Inc.” means Owens-Illinois, Inc., a Delaware corporation.

“OI Inc. Ordinary Course Payments” means dividends or other distributions by, or payments of Intercompany Indebtedness from, OI Group to OI Inc. necessary to permit OI Inc. to pay any of the following items which are then due and payable: (i) Permitted OI Inc. Debt Obligations; (ii) claims of persons for exposure to asbestos-containing products and expenses related thereto; (iii) consolidated tax liabilities of OI Inc. and its Subsidiaries; and (iv) general administrative costs and other on-going expenses of OI Inc. in the ordinary course of business consistent with past practices.

“OI Inc. Senior Notes” means the Indebtedness of OI Inc. outstanding as of any date pursuant to its $350.0 million aggregate principal amount of 7.15% Senior Notes due 2005, $300.0 million aggregate principal amount of 8.10% Senior Notes due 2007, $250.0 million aggregate principal amount of 7.35% Senior Notes due 2008, $250.0 million aggregate principal amount of 7.50% Senior Debentures due 2010, and $250.0 million aggregate principal amount of 7.80% Senior Debentures due 2018.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.   The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to a Depositary a Person who has an account with such Depositary.

“Paying Agent” means the Euro Notes Paying Agent, the Dollar Notes Paying Agent and the Irish Paying Agent, if any, and any other Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the offering circular) by OI Group and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

“Permitted Investments” means: (1) any Investment in the Company, OI Group or in a Restricted Subsidiary of OI Group; (2) any Investment in cash or Cash Equivalents and, with respect to Foreign Subsidiaries, short term Investments similar to Cash Equivalents customarily used in the countries in which such Foreign Subsidiaries are located; (3) any Investment by OI Group or any Restricted Subsidiary of OI Group in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of OI Group; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, OI Group or a Restricted Subsidiary of OI Group; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11; (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of OI Inc., the Company or OI Group; (6) Hedging Obligations; (7) advances to employees, officers and directors not in excess of $2.0 million outstanding at any one time, in the aggregate; (8) obligations of employees, officers and directors, not in excess of $2.0 million outstanding at any one time, in the aggregate, in connection with such employees’, officers’ or directors’ acquisition of shares of OI Inc. common stock, so long as no cash is actually advanced to such employees, officers or directors in connection with the acquisition of any such shares; (9) any Investment existing on the Issue Date; and (10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other such Investments outstanding at any such time, not to exceed $150.0 million.

“Permitted Liens”  means: (1) Liens arising under the Collateral Documents other than Liens securing the OI Inc. Senior Notes on the Issue Date; (2) Liens incurred after the Issue Date on the assets (including shares of Capital Stock and Indebtedness) of OI Group or any Restricted Subsidiary of OI Group; provided, however, that the aggregate amount of Indebtedness and other obligations at any time outstanding secured by such Liens pursuant to clause (1) above and this clause (2) shall not exceed the sum of $5.5 billion plus 50% of Tangible Assets acquired by the Company or any Guarantor or that are owned by any Restricted Subsidiary that becomes a Guarantor after January 24, 2002; (3) Liens in favor of OI Group or any Restricted Subsidiary of OI Group; (4) Liens on property or shares of capital stock of a Person existing at the time such Person is merged with or into or consolidated with OI Group or any Restricted Subsidiary of OI Group; provided that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with OI Group or the Restricted Subsidiary; (5) Liens on property or shares of capital stock existing at the time of acquisition thereof by OI Group or any Restricted Subsidiary of OI Group, provided that such Liens were not incurred in connection with or in contemplation of such acquisition and do not extend to any property other than the property so acquired by OI Group or the Restricted Subsidiary; (6) Liens on property or shares of capital stock of any Foreign Subsidiary, including shares of capital stock of any Foreign Subsidiary owned by a Domestic Subsidiary, to secure Indebtedness of a Foreign Subsidiary permitted to be incurred under this Indenture; (7) Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Issue Date, provided that: (a) such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, plant or equipment or to refinance any such Indebtedness previously so secured; (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (8) Liens to secure any Capital Lease Obligation or operating lease; (9) Liens encumbering customary initial deposits and margin deposits; (10) Liens securing Indebtedness under Hedging Obligations; (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by OI Group or any of its Restricted Subsidiaries in the ordinary course of business of OI Group and its Restricted Subsidiaries; (12) Liens on or sales of receivables and customary cash reserves established in connection therewith; (13) Liens securing OI Group’s or any of its Restricted Subsidiaries’ obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods; and (14) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

“Permitted OI Inc. Debt Obligations” means Obligations with respect to the OI Inc. Senior Notes, and any refinancings thereof and the Existing IRBs and up to an additional $50.0 million of IRB financing.

“Permitted Refinancing Indebtedness” means any Indebtedness of OI Group or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such other Indebtedness of OI Group or any of its Restricted Subsidiaries (other than Intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed for more than 60 days the principal or commitment amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any premiums necessary to accomplish such refinancing and such expenses incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of June 13, 2003, by and among OI Group, OI Packaging, and Deutsche Bank Trust Company Americas, as Collateral Agent, as amended by the first amendment thereto dated as of March 15, 2004 and by the second amendment thereto dated as of October 7, 2004, and as such agreement may be further amended, amended and restated or otherwise modified from time to time.

“Principal” of a Note means the principal amount due on the Maturity of the Note plus the premium, if any, on the Note.

“Principals” means KKR and its Affiliates.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means any of: (1) S&P; (2) Moody’s; or (3) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be, and, in each case, any successors thereto.

“Register” has the meaning specified in Section 2.03 of this Indenture.

“Registrar” has the meaning specified in Section 2.03 of this Indenture and shall also include any Irish Paying Agent.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 1, 2004, among the Company, the Guarantors named therein and the Initial Purchasers (as defined therein) with respect to the Notes and the Guarantees thereof, as amended or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

“Regulation S Permanent Global Security” means a permanent Global Security bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of a Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the applicable Regulation S Temporary Global Security upon expiration of the Restricted Period.

“Regulation S Temporary Global Security” means a temporary Global Security substantially in the form of Exhibit D-2 bearing the Global Security Legend, the Private Placement Legend and the Regulation S Temporary Global Security Legend and deposited with or on behalf of and registered in the name of a Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Security Legend” means the legend set forth in Section 2.06(g)(iii) to be placed on all Regulation S Temporary Global Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Related Party” means: (1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any of the Principals; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means, with respect to the Notes, the 40-day restricted period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of June 13, 2003, entered into by and among OI Group, each of the direct and indirect subsidiaries of OI Group signatory thereto, each additional grantor that may become a party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent, as amended by the first amendment thereto dated as of March 15, 2004 and by the second amendment thereto dated as of October 7, 2004, and as such agreement may be further amended, amended and restated, or otherwise modified from time to time.

“Shelf Registration Statement” means the shelf registration statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary of OI Group that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect as of January 24, 2002.

“Stated Maturity” means, with respect to any installment of interest or Principal on any series of Indebtedness, the date on which such payment of interest or Principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or Principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of OI Group and its Restricted Subsidiaries, as shown on the most recent balance sheet of OI Group.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time, and as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act, as so amended.

“Trustee” means Law Debenture Trust Company of New York until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Definitive Securities” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached hereto, and that is deposited with or on behalf of and registered in the name of a Depositary, representing Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Securities” means one or more Unrestricted Global Securities and/or Unrestricted Definitive Securities, including, without limitation, the Exchange Securities.

“Unrestricted Subsidiary” means any Subsidiary of OI Group that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with OI Group or any Restricted Subsidiary of OI Group unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to OI Group or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of OI Group; (3) is a Person with respect to which neither OI Group nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of OI Group or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries.  Any designation of a Restricted Subsidiary of OI Group as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.12. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of OI Group as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.13, OI Group shall be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.                                                 Other Definitions.

Term	Defined in Section

“Additional Securities”	2.01
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	11.07
“Obligations”	10.01
“Payment Default”	6.01
“Place of Payment”	2.01
“redemption price”	3.03

Section 1.03.                                                 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture Holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Notes means the Company and any successor obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.                                                 Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular; and

(v)                                 provisions apply to successive events and transactions.

ARTICLE 2.

THE SECURITIES

Section 2.01.                                                 Unlimited in Amount, Form and Dating.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The Company may issue additional Dollar Notes after Dollar Notes have been issued (“Additional Dollar Notes”) and the Company may issue additional Euro Notes after Euro Notes have been issued (“Additional Euro Notes” and, together with the Additional Dollar Notes, the “Additional Securities”).  The Notes together with any Additional Securities would be treated as a single class for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to the purchase.

The Principal of and any interest on the Notes shall be payable at the office or agency of the Company designated in the form of Note (each such place herein called the “Place of Payment”); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register referred to in Section 2.03.

Global and Definitive Securities.  Notes may be issued as Global Securities or as Definitive Securities and shall be in substantially the form of Exhibit D-1 or D-2 attached hereto.  Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of such outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

Temporary Global Securities.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Notes represented thereby with, as applicable, the Trustee, at its Corporate Trust Office, as custodian for DTC, and registered in the name of DTC or its nominee or the Common Depositary, and registered in the name of the Common Depositary or its nominee, for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Restricted Period shall terminate upon the receipt by the Trustee or the Common Depositary, as applicable, of (i) a written certificate from DTC, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of such Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii)), and (ii) an Officers’ Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the exchange of Regulation S Permanent Global Securities, the Trustee or the Common Depositary, as applicable, shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Common Depositary, as applicable, and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.

Section 2.02.                                                 Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate Notes for original issue upon a Company Order.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.                                                 Registrar and Paying Agent.

The Company shall maintain (i) in The City of New York an office or agency where the Dollar Notes may be presented or surrendered for payment (the “Dollar Notes Paying Agent”) and where notices and demands to or upon the Company in respect of the Dollar Notes and this Indenture may be served and (ii) in London, England an office or agency where the Euro Notes may be presented or surrendered for payment (the “Euro Notes Paying Agent”) and where notices and demands to or upon the Company in respect of the Euro Notes and this Indenture may be served.  The Company appoints Deutsche Bank Trust Company Americas as the Dollar Notes Paying Agent, until the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company appoints Deutsche Bank AG, acting through its London Branch, as the Euro Notes Paying Agent, until the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at Deutsche Bank Trust Company Americas with respect to the Dollar Notes, and Deutsche Bank AG, acting through its London Branch, with respect to the Euro Notes, and the Company hereby appoints the Deutsche Bank Trust Company Americas as its agent to receive all such presentations, surrenders, notices and demands for the Dollar Notes and Deutsche Bank AG, acting through its London Branch, as its agents to receive all such presentations, surrenders, notices and demands for the Euro Notes.

The Company shall cause to be kept (i) at Deutsche Bank Trust Company Americas a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Register shall be open to inspection by the Trustee and the Euro Notes Paying Agent.  The Dollar Notes Paying Agent is hereby initially appointed as note registrar (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided

If at any time, and for so long as, the Euro Notes are listed on the official list of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Company shall maintain an office or agency in Dublin, Ireland (the “Irish Paying Agent”) where Euro Notes may be presented or surrendered for payment, where Euro Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Euro Notes and this Indenture may be served.  The Irish Paying Agent, if any, shall be the Paying Agent and Registrar with respect to the Euro Notes in Dublin, Ireland, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  If the Euro Notes are listed on any securities exchange other than the Irish Stock Exchange, the Company shall satisfy any requirement of such other securities exchange as to paying agents and note registrars.  If at any time and for so long as the Euro Notes are listed on the Irish Stock Exchange, the Company shall publish a notice of any change of Paying Agent or Registrar in a newspaper having a general circulation in Dublin, Ireland.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until, if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement is entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee.  A Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

The Company will use its best efforts to maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any law implementing or complying with or introduced in order to conform to any European Council Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

Section 2.04.                                                 Paying Agent to Hold Money in Trust.

Whenever the Company has one or more Paying Agents it shall, prior to each due date of the Principal of or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the Principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

Each Paying Agent party to this Indenture hereby agrees that such Paying Agent shall hold in trust for the benefit of the Holders of the Notes, or the Trustee, all money held by such Paying Agent for the payment of Principal or interest on the Notes, and that such Paying Agent shall notify the Trustee of any Default by the Company or any other obligor of the Notes in making any such payment and at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.  If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon so doing, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such money.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.                                                 Holder Lists.

The Trustee or the Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such interest payment date or request, as the case may be.

Section 2.06.                                                 Transfer and Exchange.

(a)  Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by a Depositary to a nominee of such Depositary, by a nominee of such Depositary to a Depositary or to another nominee of a Depositary, or by a Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities will not be exchanged by the Company for Definitive Securities unless (i) the Company delivers to the Trustee notice from a Depositary that it is unwilling or unable to continue to act as a Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from such Depositary; (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee (provided that in no event shall a Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a request from a Depositary or any Holder to issue Definitive Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as such Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.09, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b)  Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.  Upon consummation of an Exchange Offer for a series of Global Securities in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the Principal amount of the relevant Global Security(s) pursuant to Section 2.06(h).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)  if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof; and

(B)  if the transferee will take delivery in the form of a beneficial interest in a Regulation S Temporary Global Security or a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(1)  if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1)(a) thereof; or

(2)  if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)  Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.06(a). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.06(a).

(d)  Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(i)            Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security proposes to exchange such Restricted Definitive Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)  if the Holder of such Restricted Definitive Security proposes to exchange such Restricted Definitive Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2)(a) thereof;

(B)  if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (1) thereof;

(C)  if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (2) thereof;

(D)  if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(a) thereof;

(E)  if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(b) thereof, or

(F)  if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

(ii)           Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(1)  if the Holder of such Definitive Securities proposes to exchange such Definitive Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(b) thereof; or

(2)  if the Holder of such Definitive Securities proposes to transfer such Definitive Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii)          Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate Principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate Principal amount equal to the Principal amount of Definitive Securities so transferred.

(e)  Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)            Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof,

(B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof, and

(C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(ii)           Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)  any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(1)  if the Holder of such Restricted Definitive Securities proposes to exchange such Restricted Definitive Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(c) thereof; or

(2)  if the Holder of such Restricted Definitive Securities proposes to transfer such Restricted Definitive Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f)  Exchange Offer. Upon the occurrence of the Exchange Offer with respect to Initial Securities in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall, authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Unrestricted Global Securities and Definitive Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate Principal amount.

(g)  Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.

(1)  Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND

THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”), ONLY (A) TO THE COMPANY, OI GROUP OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ACCEPTANCE OF THIS NOTE, EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF A NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE AND HOLD THE NOTE CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENTS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-UNITED STATES OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLAN, ACCOUNT AND ARRANGEMENT (EACH A “PLAN”) OR (B) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(2)           Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 or any Global Security or Definitive Security initially issued by the Company pursuant to an effective registration statement under the Securities Act (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS NOTE MAY BE DELIVERED TO THE TRUSTEE OR ITS AGENT FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY][THE COMMON DEPOSITORY], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME [OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY] [AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY] (AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY][SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, [CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY][ SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO [THE DEPOSITORY TRUST COMPANY, NOMINEES OF THE DEPOSITORY TRUST COMPANY][THE COMMON DEPOSITORY, NOMINEES OF THE COMMON DEPOSITORY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.”

(iii)          Regulation S Temporary Global Security Legend.  The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h)  Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the applicable Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the applicable Depositary at the direction of the Trustee to reflect such increase.

(i)  General Provisions Relating to Transfers and Exchanges.

(i)            Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Global Securities and Definitive Securities at the Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 3.06 or 9.04).

(iii)          All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(iv)          The Company and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(v)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of Principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi)          The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02.

(vii)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)        Each Holder of a Note agrees to indemnify the Company, the Trustee and any Agent against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.                                                 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Company’s and the Trustee’s requirements are met. The Trustee or the Company may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Company, the Trustee, and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses in replacing a Note.

Every replacement Note is an obligation of the Company and shall be entitled to all the benefit of this Indenture equally and proportionately with any and all other Notes.

Section 2.08.                                                 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.  Except as set forth in the final paragraph of this Section 2.08, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Trust Officer of the Trustee has actual knowledge are so owned shall be so disregarded.  Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be deemed to be outstanding for purposes of Section 3.07.

Section 2.09.                                                 Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.10.                                                 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and any Paying Agent shall forward to the Trustee or its agent any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and the Trustee shall destroy cancelled Notes and provide a certificate of destruction to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11.                                                 Defaulted Interest.

If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent special record date, which special record date shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currency unit in which the Notes are payable, equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest.  Thereupon the Company shall fix a special record date for the payment of such defaulted interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment.  The Company shall cause notice of the proposed payment of such defaulted interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at the address as it appears in the Register referred to in Section 2.03, not less than 10 days prior to such special record date.  Notice of the proposed payment of such defaulted interest and the special record date therefor having been so mailed, defaulted interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.

Section 2.12.                                                 Special Record Dates.

(a)  The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any supplement, amendment or waiver permitted by this Indenture.  If a record date is fixed, the Holders of Notes outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

(b)  The Company may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction.  If a record date is fixed, the Holders of Notes outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date.

(c)  The Company, in the event of defaulted interest, shall set a special record date in accordance with Section 2.11.

Section 2.13.                                                 CUSIP, Common Code and ISIN Numbers.

The Company in issuing Notes may use “CUSIP”, “Common Code” or “ISIN” numbers or both numbers, and, if so used, the Trustee shall use such “CUSIP”, “Common Code” or “ISIN” numbers or both numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Notes, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice.  The Company shall promptly notify the Trustee of any change in the “CUSIP”, “Common Code” or “ISIN” numbers.

Section 2.14.                                                 Denominations

The Euro Notes and Dollar Notes shall be issuable only in registered form without coupons and only in denominations of €50,000 and $50,000, as the case may be, or an integral multiple of €1,000 or $1,000, as the case may be, above such minimum denomination amount.

ARTICLE 3.

REDEMPTION

Section 3.01.                                                 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07 hereof or any change of control provisions hereof, it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed.

The Company shall give the notice provided for in this Section at least 15 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Notes pursuant to which the Company elects to redeem such Notes.

Section 3.02.                                                 Selection of Notes to Be Redeemed.

If less than all of the outstanding Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

(1)           if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed (as certified to the Trustee by the Company); or

(2)           if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

Notes and portions thereof that the Trustee selects shall be in amounts of more than $1,000 in the case of Dollar Notes and €1,000 in the case of Euro Notes. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption.

Section 3.03.                                                 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed at the address of such Holder as it appears in the Register referred to in Section 2.03.  Notices of redemption shall not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price fixed in accordance with the terms of the Notes to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the “redemption price”);

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Company defaults in payment of the redemption price, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(7)           the CUSIP number, Common Code number or ISIN number, if any, of the Notes to be redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.  The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

Section 3.04.                                                 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due on the date fixed for redemption.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price.  On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

Section 3.05.                                                 Deposit of Redemption Price.

On or before 10:00 a.m. New York City time with respect to the Dollar Notes and 10:00 a.m. London time with respect to the Euro Notes on the redemption date, the Company shall deposit with the applicable Paying Agent (or, if the Company or any Affiliate is such Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Notes called for redemption on that date other than Notes that have previously been delivered by the Company to the Trustee for cancellation.  Subject to actual receipt of such funds as provided by this Section 3.05 by the applicable Paying Agent, such Paying Agent shall make payments in accordance with the provisions of this Indenture.  The applicable Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06.                                                 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.                                                 Optional Redemption.

Except as described in this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to December 1, 2009.

(a)           On or after December 1, 2009, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	103.375%
2010	102.250%
2011	101.125%
2012 and thereafter	100.000%

(b)           At any time prior to December 1, 2007, the Company may redeem on any one or more occasions up to 40% of the aggregate principal amount of the Dollar Notes (calculated after giving effect to any issuance of Additional Dollar Notes) issued under this Indenture at a redemption price of 106.750% of the principal amount thereof and up to 40% of the aggregate principal amount of Euro Notes (calculated after giving effect to any issuance of

Additional Euro Notes) issued under this Indenture at a redemption price of 106.750% of the principal amount thereof, in each case, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by OI Inc. to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company; provided that:

(1)                                  at least 60% of the aggregate principal amount of Dollar Notes (calculated after giving effect to any issuance of Additional Dollar Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption of Dollar Notes (excluding Dollar Notes held by OI Inc. and its Subsidiaries); and at least 60% of the aggregate principal amount of the Euro Notes (calculated after giving effect to any issuance of Additional Euro Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption of Euro Notes (excluding Euro Notes held by OI Inc. and its Subsidiaries); and

(2)                                  the redemption must occur within 60 days of the date of the closing of such Equity Offering.

(c)           At any time prior to December 1, 2009, the Company may also redeem all or a part of the Dollar Notes or the Euro Notes, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on such Notes on the relevant interest payment date).

(d)           At any time prior to December 1, 2009, all the Notes may be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 10 nor more than 60 days’ prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the Notes on the relevant Interest Payment Date).

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)           1.0% of the principal amount of such Note; or

(2)           the excess of:

(a)           the present value at such redemption date of (1) the redemption price of such Note at December 1, 2009 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through December 1, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate, in the case of Dollar Notes, and the Bund Rate, in the case of Euro Notes, as of such redemption date plus 50 basis points; over

(b)           the principal amount of such Note.

‘‘Bund Rate’’ means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

(1)  ‘‘Comparable German Bund Issue’’ means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to December 1, 2009 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to December 1, 2009; provided, however, that, if the period from such redemption date to December 1, 2009 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such redemption date to December 1, 2009 is less than one year, a fixed maturity of one year shall be used;

(2)  ‘‘Comparable German Bund Price’’ means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Company obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)  ‘‘Reference German Bund Dealer’’ means any dealer of German Bundesanleihe securities appointed by the Company in good faith; and

(4)  ‘‘Reference German Bund Dealer Quotations’’ means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Company in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the redemption date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 1, 2009; provided, however, that if the period from the redemption date to December 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(e)           If at any time and for so long as the Notes are listed on the official list of the Irish Stock Exchange, and to the extent required by the Irish Stock Exchange, the Company will notify the Irish Stock Exchange of any such notice of redemption. In addition, the Company will notify the Irish Stock Exchange of the principal amount of Notes outstanding following any partial redemption of Notes.

Section 3.08.                                                 Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4.

COVENANTS

Section 4.01.                                                 Payment of Securities.

The Company shall pay or cause to be paid the Principal of and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate, holds as of 10:00 a.m. New York City time with respect to the Dollar Notes and 10:00 a.m. London time with respect to the Euro Notes on that date immediately available funds designated for and sufficient to pay all Principal and interest then due.  Subject to actual receipt of such funds as provided by this Section 4.01 by the applicable Paying Agent, such Paying Agent shall make payments on the Notes in accordance with the provisions of this Indenture.  The Company shall pay Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

To the extent lawful, the Company shall pay interest on overdue Principal and overdue installments of interest at the rate per annum borne by the Notes.

Section 4.02.                                                 Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, in London, England and, if the Notes are listed on the official list of the Irish Stock Exchange and the rules of such stock exchange so require, in Dublin, Ireland, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the addresses thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee for the Dollar Notes and at the Euro Notes Paying Agent for the Euro Notes. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each of the Borough of Manhattan, The City of New York, London, England and, if so required by this Indenture, Dublin, Ireland for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Registrar as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.                                                 Commission Reports.

Whether or not required by the Commission, so long as any Notes are outstanding, OI Group shall furnish to the Holders of any Notes, within the time periods specified in the Commission’s rules and regulations:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if OI Group were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by OI Group’s independent registered public accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if OI Group were required to file such reports.

In addition, whether or not required by the Commission, OI Group shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company and the Guarantors of the Notes shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

OI Group shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that OI Group is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which OI Group has sought and received confidential treatment by the Commission. OI Group also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantors’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.                                                 Compliance Certificate.

(a)  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or default and the nature thereof. For purposes of this Section 4.04, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture.

(b)  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.                                                 Taxes.

The Company shall pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

Section 4.06.                                                 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                                                 Corporate Existence.

Subject to Article 5, OI Group shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of OI Group and its Subsidiaries; provided, however, that OI Group shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of OI Group and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.08.                                                 [Intentionally Omitted]

Section 4.09.                                                 Fall-Away Event.

If at any time the Notes have achieved the Investment Grade Ratings, OI Group and the Restricted Subsidiaries of OI Group shall thereafter no longer be subject to the covenants under Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 10.08 (collectively, the “Extinguished Covenants”) (even if the Notes subsequently cease to have the Investment Grade Ratings), provided that if upon the receipt by the Notes of the Investment Grade Ratings, a Default or Event of Default has occurred and is continuing under this Indenture, the Company shall continue to be subject to the Extinguished Covenants until such time as no Default or Event of Default is continuing.

Notwithstanding the foregoing, at the time OI Group and the Restricted Subsidiaries are no longer subject to the Extinguished Covenants, the following covenant shall apply to OI Group and its Domestic Subsidiaries:

Neither OI Group nor any of its Domestic Subsidiaries shall create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of OI Group or any of its Domestic Subsidiaries, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except: (i) Liens on cash and Cash Equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement; (ii) Liens existing on the Issue Date; (iii) Liens granted after the Issue Date on any assets of OI Group or any of its Domestic Subsidiaries securing Indebtedness of OI Group or any of its Domestic Subsidiaries created in favor of the Holders of the Notes; (iv) Liens securing Indebtedness which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Indenture; provided that such Liens do not extend to or cover any assets of OI Group or any of its Domestic Subsidiaries other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal or commitment amount of such Indebtedness does not exceed the principal or commitment amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or refinancing, or at the time the Lien was issued, created or assumed or otherwise permitted; (v) Investment Grade Permitted Liens; or (vi) Liens created in substitution of or as replacement for any Liens permitted by the preceding clauses (i) through (v) or this clause (vi), provided that, based on a good faith determination of an officer of the Company, the assets encumbered under any such substitute or replacement Lien is substantially similar in value to the assets encumbered by the otherwise permitted Lien which is being replaced. Upon the assignment of the Company’s obligations under this Indenture to OI Inc. as described in Section 5.03 of this Indenture, the limitations described in this paragraph shall apply to Liens securing Indebtedness of OI Inc. and its Domestic Subsidiaries in lieu of Liens securing Indebtedness of OI Group and its Domestic Subsidiaries and references to OI Group or the Company in the definition of “Investment Grade Permitted Liens” shall become references to OI Inc., unless the context otherwise requires.

So long as the Credit Agreement is in effect, if the Notes are secured pursuant to the preceding paragraph, the Notes shall be considered equally and ratably secured if they are secured pursuant to terms and provisions, including any exclusions or exceptions described therein, no less favorable to the holders of Notes than those set forth in, or contemplated by, the Credit Agreement with respect to the Existing Senior Notes that are secured.

Section 4.10.                                                 Offer to Repurchase Upon a Change of Control.

If a Change of Control occurs, unless the Company has exercised its right to redeem the Notes under Section 3.07, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $50,000 in the case of Dollar Notes and €50,000 in the case of Euro Notes or, in each case, an integral multiple of $1,000 or €1,000 as applicable) of that Holder’s Notes pursuant to a change of control offer on the terms set forth in this Indenture (a “Change of Control Offer”). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder at its registered address.  The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Change of Control Offer.  Any Change of Control Offer shall be made to all Holders.  The notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.10; (2) the Change of Control Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (7) that Notes and portions of Notes purchased shall be in amounts of $50,000 in the case of Dollar Notes and €50,000 in the case of Euro Notes or, in each case, an integral multiple of $1,000 or €1,000 in excess thereof, as applicable, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not $50,000 in the case of Dollar Notes or €50,000 in the case of Euro Notes or, in each case, an integral multiple of $1,000 or €1,000 in excess thereof, as applicable, shall be purchased; and (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $50,000 in the case of Dollar Notes and €50,000 in the case of Euro Notes or, in each case, an integral multiple of $1,000 or €1,000 in excess thereof, as applicable.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $50,000 or €50,000 or an integral multiple of $1,000 or €1,000, as applicable, in excess thereof.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions set forth above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

Notwithstanding anything to the contrary in this Section 4.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If at any time of such Change of Control, the Notes are listed on the official list of the Irish Stock Exchange, to the extent required by the Irish Stock Exchange, the Company will notify the Irish Stock Exchange that a Change of Control has occurred and any relevant details relating to such Change of Control.

Section 4.11.                                                 Asset Sales.

OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  OI Group (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)                                  such Fair Market Value is determined in good faith by OI Group and a certification to that effect is set forth in an Officers’ Certificate delivered to the Trustee; and

(3)                                  at least 75% of the consideration therefor received by OI Group or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

(a)                                  any liabilities (as shown on OI Group’s or such Restricted Subsidiary’s most recent balance sheet) of OI Group or any Restricted Subsidiary of OI Group (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are assumed by the transferee of any such assets which assumption releases OI Group or such Restricted Subsidiary from further liability;

(b)                                 any securities, notes or other obligations received by OI Group or any such Restricted Subsidiary from such transferee that are converted within 180 days by OI Group or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(c)                                  any Designated Noncash Consideration received by OI Group or any Restricted Subsidiary of OI Group in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value);

provided, that the 75% limitation referred to in clause (3) above shall not apply to any Asset Sale in which the cash portion of such consideration received therefor on an after-tax basis, determined in accordance with clause (3) above, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with such 75% limitation.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, OI Group or such Restricted Subsidiary may apply such Net Proceeds at its option:

(1)                                  to repay senior Indebtedness of the Company or any Guarantor and, if the senior Indebtedness of the Company or any Guarantor repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, if the terms of such revolving credit Indebtedness would require such a commitment reduction; provided, however, that a non-Guarantor Restricted Subsidiary may use the Net Proceeds from an Asset Sale to repay senior Indebtedness of OI Group or any Restricted Subsidiary of OI Group;

(2)                                  to make payments required to be made with respect to the outstanding OI Inc. Senior Notes;

(3)                                  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business;

(4)                                  to make a capital expenditure in or that is used or useful in a Permitted Business;

(5)                                  to acquire other long-term assets in or that are used or useful in a Permitted Business; or

(6)                                  to make an Investment in any one or more businesses (provided that such Investment in any business may be in the form of the acquisition of Capital Stock so long as it results in OI Group or a Restricted Subsidiary of OI Group, as the case may be, owning a majority of the Capital Stock of such business), properties or assets that replace the businesses, properties and assets that are the subject of such Asset Sale; provided, however, that any such business, properties and assets of OI Group or a Guarantor that are the subject of an Asset Sale are invested in one or more businesses, properties or assets that constitute or are owned or shall be owned by a Guarantor or a Restricted Subsidiary that becomes a Guarantor.

Pending the final application of any such Net Proceeds, OI Group or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (including the Existing Senior Notes) to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.12.                                                 Restricted Payments.

OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any other distribution on account of OI Group’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving OI Group or any of its Restricted Subsidiaries) or to the direct or indirect holders of OI Group’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of OI Group or such Restricted Subsidiaries); provided that the foregoing shall not limit or preclude: (a) the declaration or payment of dividends or distributions to OI Group, the Company or any Guarantor; (b) the declaration or payment of dividends or distributions to holders of Equity Interests of a Guarantor (other than OI Group or a Subsidiary of OI Group) on a pro rata basis with all other holders; or (c) the declaration or payment of dividends or distributions by non-Guarantor Restricted Subsidiaries to the holders of their Equity Interests on a pro rata basis;

(2)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving OI Group or any of its Restricted Subsidiaries) any Equity Interests of OI Group or any direct or indirect parent of OI Group;

(3)                                  purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Guarantees of the

Notes, except for (a) payments of or related to Intercompany Indebtedness (other than Intercompany Indebtedness owing to OI Inc. by OI Group), (b) a payment of interest or Principal at the Stated Maturity thereof (other than Intercompany Indebtedness owing to OI Inc. by OI Group) or (c) the purchase, repurchase, defeasance, acquisition or retirement for value of Indebtedness of a Foreign Subsidiary by a Foreign Subsidiary; or

(4)                                  make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)                                  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)                                  OI Group would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.13; and

(3)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by OI Group and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)                                  50% of the Consolidated Net Income of OI Group for the period (taken as one accounting period) from January 1, 2005 to the end of OI Group’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)                                 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities received by OI Group since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of OI Group (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of OI Group that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of OI Group); plus

(c)                                  to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated, the cash plus the Fair Market Value of any marketable securities received upon the sale or liquidation of such Restricted Investment (less the cost of disposition, if any); plus

(d)                                 $15.0 million.

So long as (solely with respect to clauses (2), (3), (5) and (7) below) no Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

(1)                                  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)                                  the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of OI Group or any Restricted Subsidiary of OI Group or of any Equity Interests of OI Group in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of OI Group) of, Equity Interests of OI Group (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3)                                  the defeasance, redemption, repurchase or other acquisition of the OI Inc. Senior Notes;

(4)                                  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of OI Group (other than the OI Inc. Senior Notes) or any Restricted Subsidiary of OI Group with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)                                  the repurchase, redemption or other acquisition or retirement (or dividends or distributions to OI Inc. or payments of Intercompany Indebtedness, in each case, to finance such repurchase, retirement or other acquisition) for value of any Equity Interests of OI Inc., OI Group or any Restricted Subsidiary of OI Group held by any member of OI Inc.’s, OI Group’s or any Restricted Subsidiary of OI Group’s management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period;

(6)                                  any OI Inc. Ordinary Course Payment; and

(7)                                  dividends or distributions to OI Inc. or payments of Intercompany Indebtedness to allow OI Inc. to pay cash dividends on any shares of preferred stock of OI Inc. outstanding on the Issue Date, plus dividends on any subsequently issued shares of preferred stock of OI Inc. in an amount not to exceed $25.0 million in any twelve month-period.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by OI Group or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.12 shall be determined in good faith by OI Group.

Section 4.13.                                                 Incurrence of Indebtedness and Issuance of Preferred Stock.

OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur”) with respect to any Indebtedness (including Acquired Debt), and OI Group shall not issue any Disqualified Stock and OI Group shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that OI Group and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and may issue preferred stock, if the Fixed Charge Coverage Ratio for OI Group’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

The first paragraph of this Section 4.13 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                  the incurrence by OI Group or its Restricted Subsidiaries of Indebtedness under Credit Facilities (and the incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $4.5 billion (of which not more than $1.75 billion of such Indebtedness shall be incurred by Restricted Subsidiaries that are not Guarantors);

(2)                                  the incurrence by OI Group and any Restricted Subsidiary of OI Group of the Existing Indebtedness;

(3)                                  the incurrence by OI Group, the Company and the Guarantors of Indebtedness represented by the Notes and the related Guarantees to be issued on the Issue Date and the Exchange Securities and the related Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)                                  the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, in an aggregate principal amount at any time outstanding, including all Permitted

Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 3.0% of Tangible Assets;

(5)                                  the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of OI Group or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed 5.0% of Tangible Assets, as measured after giving effect to such transaction;

(6)                                  provided that so long as no Default shall have occurred or be continuing or would be caused thereby, the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness in exchange for, or the proceeds of which are or shall be used to refund, refinance or replace the OI Inc. Senior Notes;

(7)                                  the incurrence by OI Group or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are or shall be used to refund, refinance or replace Indebtedness (other than Intercompany Indebtedness) that was permitted to be incurred under the first paragraph of this Section 4.13 or clauses (2), (3), (6) or (7) of this paragraph;

(8)                                  the incurrence by OI Group or any of its Restricted Subsidiaries of Intercompany Indebtedness between or among OI Group and any of its Restricted Subsidiaries and with respect to OI Group only, between OI Group and OI Inc.; provided, however, that:

(a)                                  if OI Group, the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Guarantees of the Notes, in the case of OI Group or a Guarantor;

(b)                                 any incurrence by OI Group of Intercompany Indebtedness to OI Inc. after the Issue Date shall be in exchange for cash loans or advances from OI Inc. in the ordinary course of business consistent with past practices; and

(c)                                  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than OI Group or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either OI Group or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by OI Group or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

(9)                                  the incurrence by OI Group or any of its Restricted Subsidiaries of Hedging Obligations;

(10)                            provided that so long as no Default shall have occurred or be continuing or would be caused thereby, the incurrence by any Foreign Subsidiary of OI Group of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $300.0 million, in addition to the $1.75 billion of Indebtedness that may be incurred under clause (1) of this paragraph;

(11)                            (i) the Guarantee by the Company or any of the Guarantors of Indebtedness of OI Group or any Restricted Subsidiary of OI Group and (ii) the Guarantee by any Foreign Subsidiary of Indebtedness of OI Group or any Restricted Subsidiary of OI Group, in each case, that was permitted to be incurred by another provision of this Section 4.13;

(12)                            the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.13 or an issuance of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of OI Group as accrued;

(13)                            the incurrence by OI Group or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $300.0 million;

(14)                            Indebtedness arising from agreements of OI Group or a Restricted Subsidiary of OI Group providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of OI Group or any such Restricted Subsidiary of OI Group (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness that is permitted to be incurred pursuant to this clause (14) shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by OI Group and its Restricted Subsidiaries in connection with such disposition;

(15)                            the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness incurred or deemed incurred or cash consideration received from the sale of accounts receivable by OI Group or any of its Restricted Subsidiaries or a special purpose vehicle established by any of them to purchase and sell such receivables;

(16)                            obligations in respect of performance and surety bonds and completion guarantees provided by OI Group or any of its Restricted Subsidiaries in the ordinary course of business;

(17)                            Indebtedness incurred by OI Group or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; and

(18)                            the incurrence by OI Group or any of its Restricted Subsidiaries of Acquired Debt, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed 5.0% of Tangible Assets, as measured after giving effect to the transaction for which the Acquired Debt was incurred.

The Company shall not incur any Indebtedness (including Permitted Debt) after the Issue Date that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially similar terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

OI Group shall not, and shall not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) after the Issue Date that is contractually subordinated in right of payment to any other Indebtedness of OI Group or the Guarantors, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the obligations under the Notes or Guarantees of the Notes on substantially similar terms; provided, however, that no

Indebtedness of OI Group or the Guarantors shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of OI Group or the Guarantors solely by virtue of being unsecured.

For purposes of determining compliance with this Section 4.13, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.13, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.13, or later reclassify all or a portion of such item of Indebtedness. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) or (2) of the definition of Permitted Debt above.

Section 4.14.                                                 Liens.

Neither OI Group nor any Restricted Subsidiary of OI Group shall create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of OI Group or any Restricted Subsidiary of OI Group, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)                                  Liens on cash and Cash Equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement;

(2)                                  Liens existing on the Issue Date;

(3)                                  Liens granted after the Issue Date on any assets of OI Group or any of its Restricted Subsidiaries securing Indebtedness of OI Group or any of its Restricted Subsidiaries created in favor of the Holders of the Notes;

(4)                                  Liens securing Indebtedness of OI Group or any Restricted Subsidiary of OI Group which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Indenture; provided that such Liens do not extend to or cover any assets of OI Group or any Restricted Subsidiary of OI Group other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal or commitment amount of such Indebtedness does not exceed the principal or commitment amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or refinancing, or at the time the Lien was issued, created or assumed or otherwise permitted;

(5)                                  Permitted Liens; and

(6)                                  Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (1) through (5) or this clause (6), provided that, based on a good faith determination of an officer of the Company, the assets encumbered under any such substitute or replacement Lien is substantially similar in value to the assets encumbered by the otherwise permitted Lien which is being replaced.

So long as the Credit Agreement is in effect, if the Notes are secured pursuant to the first sentence of this Section 4.14, the Notes shall be considered equally and ratably secured if they are secured pursuant to terms and provisions, including any exclusions or exceptions described therein, no less favorable to the holders of Notes than those set forth in, or contemplated by, the Credit Agreement with respect to the Existing Senior Notes that are secured.

Section 4.15.                                                 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock to OI Group or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to OI Group or any of its Restricted Subsidiaries;

(2)                                  make loans or advances to OI Group or any of its Restricted Subsidiaries; or

(3)                                  transfer any of its properties or assets to OI Group or any of its Restricted Subsidiaries.

However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(1)                                  agreements governing Existing Indebtedness, Credit Facilities, charter documents and shareholder agreements as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, Credit Facilities, charter documents and shareholders agreements as in effect on the Issue Date;

(2)                                  this Indenture, the Notes, the Collateral Documents, the Offshore Collateral Documents and the Guarantees of the Notes;

(3)                                  applicable law;

(4)                                  any instrument governing Indebtedness or Capital Stock of a Person acquired by OI Group or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)                                  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)                                  purchase money obligations, including Capital Lease Obligations and obligations under mortgages, for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the first paragraph of this Section 4.15;

(7)                                  any agreement for the sale or other disposition of a Restricted Subsidiary of OI Group that restricts any of the foregoing by that Restricted Subsidiary pending its sale or other disposition;

(8)                                  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(9)                                  Permitted Liens or Investment Grade Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien.

Nothing contained in this Section 4.15 shall prevent OI Group or a Restricted Subsidiary of OI Group from entering into any agreement (x) permitting or providing for the incurrence of Liens otherwise permitted by Section 4.14 or (y) restricting the sale or other disposition of property securing Indebtedness.

Section 4.16.                                                 Transactions with Affiliates.

OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate payments in consideration in excess of $5.0 million, unless:

(1)                                  such Affiliate Transaction is on terms that are no less favorable to OI Group or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by OI Group or such Restricted Subsidiary with an unrelated Person; and

(2)                                  OI Group delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.16 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1)                                  transactions between or among OI Group and/or its Restricted Subsidiaries;

(2)                                  transactions between OI Group and/or its Restricted Subsidiaries on the one hand, and OI Inc. on the other, that are in the ordinary course of business consistent with past practices;

(3)                                  payment of reasonable directors’ fees;

(4)                                  Restricted Payments that are permitted by Section 4.12;

(5)                                  the payment of customary annual management, consulting, monitoring and advisory fees and related expenses to KKR and its Affiliates;

(6)                                  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group;

(7)                                  payments by OI Group or any of its Restricted Subsidiaries to KKR and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of OI Group in good faith;

(8)                                  transactions in which OI Group or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an investment banking firm of nationally recognized standing stating that such transaction is fair to OI Group or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(9)                                  in addition to any payments referred to in (6) above, payments or loans to officers, directors and employees of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group for business or personal purposes and other loans and advances, in accordance with any policy of OI Group which shall have been approved by the Board of

Directors of OI Group in good faith from time to time, to such officers, directors and employees for travel, entertainment, moving and other relocation expenses made in the ordinary course of business of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group;

(10)                            any agreement in effect as of the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

(11)                            transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to OI Group or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of OI Group or the senior management thereof;

(12)                            the issuance of Equity Interests (other than Disqualified Stock) of OI Group or the Company to any  Principal; and

(13)                            transactions involving the sale of accounts receivables by OI Group or any of its Restricted Subsidiaries or a special purpose vehicle established by any of them to purchase and sell receivables.

Section 4.17.                                                 Payments for Consent.

OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Guarantees unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.                                                 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of OI Group may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by OI Group and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be a Restricted Investment made as of the time of such designation and that designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of OI Group may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of OI Group of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted pursuant to Section 4.13, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default shall be in existence following such designation.

Section 4.19.                                                 Limitations on Issuances of Guarantees of Indebtedness.

OI Group shall not permit any of its Domestic Subsidiaries, directly or indirectly, to guarantee the payment of any other Indebtedness of the Company or OI Group unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the Notes by such Domestic Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

ARTICLE 5.

SUCCESSORS

Section 5.01.                                                 When OI Group May Merge, Etc.

OI Group shall not, in any transaction or series of transactions, merge or consolidate with or into, or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person or Persons, and OI Group shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of OI Group and its Restricted Subsidiaries, on a consolidated basis, to any other Person or Persons, unless at the time and after giving effect thereto:

(1)                                  either: (a) OI Group or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than OI Group or such Restricted Subsidiary) (the “Successor Company”) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)                                  the Successor Company (if other than OI Group or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of OI Group or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements satisfactory to the Trustee;

(3)                                  immediately after such transaction no Default or Event of Default exists; and

(4)                                  OI Group or the Successor Company formed by or surviving any such consolidation or merger (if other than OI Group), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall have, immediately after such transaction, a Fixed Charge Coverage Ratio equal to or greater than such ratio for OI Group immediately prior to such transaction.

This Section 5.01 shall not apply to (i) a merger or consolidation of OI Group, the Company or any of the Guarantors with or into any other of the Company, OI Group or any of the Guarantors or the sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company, OI Group and any of the Guarantors and (ii) a merger or consolidation of any Foreign Subsidiary with or into OI Group or any of its Restricted Subsidiaries or the sale, assignment, conveyance, transfer, lease or other disposition of assets from any Foreign Subsidiary to OI Group or any of its Restricted Subsidiaries.

Section 5.02.                                                 Successor Corporation Substituted.

Upon any consolidation or merger, or any transfer by OI Group or its Restricted Subsidiaries (other than by lease) of all or substantially all of the assets of OI Group in accordance with Section 5.01, the Successor Company or the Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company and OI Group under this Indenture with the same effect as if such Successor Company or Person had been named as the Company and OI Group herein.  In the event of any such transfer, the Company and OI Group shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture, and Company and OI Group may be dissolved, wound up or liquidated at any time thereafter.

Section 5.03.                                                 Assignment of Obligations.

On and after the first anniversary of the Issue Date, the Company may assign its obligations under the Notes and this Indenture to OI Inc., and the Company and each Guarantor, in its capacity as a Guarantor, would thereafter be released from its obligations under the Notes, the Guarantees of the Notes and this Indenture provided that (1) OI Inc. assumes all of the obligations under the Notes and this Indenture and (2) the obligations of each Credit Agreement Domestic Borrower under the Credit Agreement have been or will be concurrently assumed by OI Inc.  In the event of any such assignment, OI Inc. shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if OI Inc. had been named the Company herein, and restrictions imposed on and obligations of OI Group in this Indenture shall become restrictions imposed on and obligations of OI Inc., unless the context otherwise requires.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.                                                 Events of Default.

An “Event of Default” occurs with respect to the Notes if:

(1)                                  the Company defaults in the payment of interest on, or Additional Interest, if any, with respect to, the Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)                                  the Company defaults in the payment of the Principal of the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

(3)                                  failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in this Indenture, the Notes and the Guarantees of the Notes (with respect to any Guarantor);

(4)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)                                  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity; provided, that an Event of Default shall not be deemed to occur with respect to any such accelerated Indebtedness which is repaid or prepaid within 20 Business Days after such declaration;

and, in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $50.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(5)                                  any final judgment or order for payment of money in excess of $50.0 million in any individual case and $100.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days;

(6)                                  except as permitted by this Indenture, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes;

(7)                                  the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law:

(a)                                  commences a voluntary case;

(b)                                 consents to the entry of an order for relief against it in an involuntary case;

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its property;

(d)                                 makes a general assignment for the benefit of its creditors; or

(e)                                  admits in writing its inability generally to pay its debts as the same become due;

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                  is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case;

(b)                                 appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity’s property; or

(c)                                  orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group;

and the order or decree remains unstayed and in effect for 60 days; and

(9)                                  failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10 or 4.11 or Article 5.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Pursuant to Section 4.04 of the Indenture, forthwith upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.02.                                                 Acceleration.

If an Event of Default, other than an Event of Default specified in clauses (7) and (8) of Section 6.01, occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the

Company and the Trustee, may declare the unpaid Principal of and any accrued and unpaid interest on all the Notes to be due and payable immediately.  Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately.  If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, all outstanding Notes shall become and be due and payable immediately without any declaration, act or notice.  The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default Notes have been cured or waived except nonpayment of Principal (or such lesser amount) or interest that has become due solely because of the acceleration.

Section 6.03.                                                 Other Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.                                                 Waiver of Past Defaults.

Subject to Section 9.02, the Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the Principal of any Note (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

Section 6.05.                                                 Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of Notes, or that may involve the Trustee in personal liability.  The Trustee may take any other action which it deems proper that is not inconsistent with any such direction.

Section 6.06.                                                 Limitation on Suits.

A Holder of Notes may not pursue a remedy with respect to this Indenture, the Notes or any Guarantee of Notes, if any, unless:

(a)  the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)  the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)  such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)  the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)  during such 30-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of Principal or interest or Additional Interest) if it determines that withholding notice is in the interest of such Holders.

No Holder of any Notes may use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.07.                                                 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal of and interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08.                                                 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal (or such portion of the Principal as may be specified as due upon acceleration at that time) and interest, if any, remaining unpaid on the Notes then outstanding, together with (to the extent lawful) interest on overdue Principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

Section 6.09.                                                 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled to and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                                                 Priorities.

If the Trustee collects any money with respect to Notes pursuant to this Article, it shall pay out the money in the following order:

First:                                             to the Trustee, its agents and attorneys and the Agents, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                             to Holders for amounts due and unpaid on the Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

Third:                                        to the Company or to such party as a court of competent jurisdiction shall direct.  Until so applied, such payments shall be held in a separate account, in trust, by the Trustee or invested by the Trustee at the written direction of the Company.  At such time as no Notes remain outstanding, any excess money held by the Trustee shall be paid to the Company.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section.  The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

Section 6.11.                                                 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01.                                                 Duties of Trustee.

(a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)  Except during the continuance of an Event of Default known to the Trustee:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section.

(e)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

(f)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Absent written instruction from the Company, the Trustee shall not be required to invest any such money.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)  Whether or not expressly provided in any other provision herein, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified and all other rights provided in Section 7.07, this Section 7.01 and Section 7.02, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent and any other person employed to act hereunder.

Section 7.02.                                                 Rights of Trustee.

Subject to TIA Section 315(a) through (d):

(a)  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under this Indenture, unless the Trustee’s conduct constitutes negligence.

(e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)  The Trustee may consult with counsel of its selection and may rely upon the advice of such counsel or any Opinion of Counsel.

(g)  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)  Except with respect to Sections 4.01 and 4.04(a), the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4.

(i)  Delivery of reports, information and documents to the Trustee under Article 4 (other than the delivery of Officers’ Certificates pursuant to Section 4.04) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

(j)  The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

Section 7.03.                                                 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.04.                                                 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.                                                 Notice of Defaults.

If a Default or Event of Default with respect to the Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to all Holders of Notes a notice of the Default or Event of Default within 60 days after it occurs.  Except in the case of a Default or Event of Default in payment on any such Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Holders.

Section 7.06.                                                 Reports by Trustee to Holders.

Within 60 days after June 1 in each year, the Trustee shall mail to Holders of Notes as provided in TIA Section 313(c) a brief report dated as of such June 1 that complies with TIA Section 313(a) (if such report is required by TIA Section 313(a)).  The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which any of the Notes are listed, as required by TIA Section 313(d).  The Company shall notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.                                                 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder.  The Company shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee or any predecessor Trustee for any loss, liability, damage, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it, without negligence or bad faith on its part, in connection with the administration of this Indenture and its duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay Principal and interest on the Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.

If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services shall be intended to constitute expenses of administration under any applicable Bankruptcy Law.

This Section 7.07 shall survive the termination of this Indenture.

Section 7.08.                                                 Replacement of Trustee.

A resignation or removal of the Trustee with respect to the Notes and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Notes by 30 days’ notice to the Company in writing.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of Notes who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders of Notes.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring trustee.

Section 7.09.                                                 Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such corporation shall be eligible under this Article 7 and TIA Section 310(a).

Section 7.10.                                                 Eligibility; Disqualification.

The Notes shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.  The Trustee is subject to TIA Section 310(b).

Section 7.11.                                                 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.  If the Trustee acquires any conflicting interest as defined in the TIA it shall eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

ARTICLE 8.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01.                                                 Satisfaction and Discharge of Indenture.

The provisions of this Indenture shall upon Company Order cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes; when

(a)  either:

(i)                                     all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated non-callable Government Securities, or a combination thereof, in the case of Dollar Notes, and cash in euro, euro-denominated non-callable Government Securities or a combination thereof, in the case of Euro Notes, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for Principal and Additional Interest, if any, and accrued interest to the date of Maturity;

(b)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c)  the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(d)  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Maturity; and

(e)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 8.03, the obligations of the Trustee under Sections 8.02 and 8.05 shall survive.

Section 8.02.                                                 Application of Trust Funds; Indemnification.

(a)  Subject to the provisions of Section 8.05, all money deposited with the Trustee pursuant to Section 8.01, all money and Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04 and all money received by the Trustee in respect of Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the Principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 and 8.04.

(b)  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Sections 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)  The Trustee shall deliver or pay to the Company from time to time upon Company Order any Government Securities or money held by it as provided in Sections 8.03 or 8.04 that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Securities or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture.

Section 8.03.                                                 Legal Defeasance of Notes.

The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (1) hereof, the provisions of this Indenture, as it relates to such outstanding Notes, shall no longer be in effect and any Guarantees of such Notes shall terminate (and the Trustee, at the expense of the Company, shall, upon Company Order, execute proper instruments acknowledging the same), except as to:

(a)                                  the rights of Holders of outstanding Notes to receive, from the trust funds described in subparagraph (1) of the proviso hereto, payment of the Principal of or interest and Additional Interest, if any, on the outstanding Notes at Maturity thereof in accordance with the terms of this Indenture and the Notes;

(b)                                 the Company’s obligations under Sections 2.03, 2.06, 2.07 and 2.09;

(c)                                  the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 8.02 and the duty of the Trustee to authenticate Notes issued on registration of transfer of exchange and the Company’s and the Guarantors’ obligation in connection therewith; and

(d)                                 the provisions of this Section 8.03;

provided that, the following conditions shall have been satisfied:

(1)  the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated non-callable Government Securities, or a combination thereof in the case of the Dollar Notes and cash in euro, euro-denominated non-callable Government Securities or a combination thereof in the case of Euro Notes, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the Principal of and interest and Additional Interest, if any, on all outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(2)  the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge under this Section 8.03 had not occurred;

(3)  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(4)  such defeasance pursuant to this Section 8.03 shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which OI Group or the Company or any of their Restricted Subsidiaries are a party or by which OI Group or the Company or any of such Restricted Subsidiaries are bound;

(5)  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(6)  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.03 have been complied with.

Section 8.04.                                                 Covenant Defeasance.

On and after the 91st day after the date of the deposit referred to in subparagraph (1) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 5.01 (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.01), with respect to the Notes, provided that the following conditions shall have been satisfied:

(1)  the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the benefit of the Holders of the Notes, cash in U.S. Dollars, U.S. dollar-denominated non-callable Government Securities or a combination thereof in the case of the Dollar Notes, and cash in euro, euro-denominated non-callable Government Securities or a combination thereof in the case of Euro Notes, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the Principal of and interest and Additional Interest, if any, on all outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(2)  the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance under this Section 8.04 had not occurred;

(3)  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(4)  such defeasance pursuant to this Section 8.04 shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which OI Group or the Company or any of their Restricted Subsidiaries are a party or by which OI Group or the Company or any of such Restricted Subsidiaries are bound;

(5)  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(6)  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.04 have been complied with.

Section 8.05.                                                 Repayment to Company.

The Trustee and the Paying Agent shall pay to the Company upon the Company’s request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE 9.

SUPPLEMENTS, AMENDMENTS AND WAIVERS

Section 9.01.                         Without Consent of Holders.

The Company, the Guarantors and the Trustee may supplement or amend this Indenture, the Dollar Notes, the Euro Notes or the Guarantees of either the Dollar Notes or the Euro Notes without notice to or the consent of any Holder:

(1)  to cure any ambiguity, defect or inconsistency;

(2)  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)  to comply with Article 5;

(4)  to provide for the assumption of the Company’s obligations to the Holders of Notes by OI Inc.;

(5)  to provide for assumption of any Guarantor’s obligations in the case of a merger or consolidation or sale of all or substantially all of such Guarantor’s assets;

(6)  to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture or the Guarantees of any such Holder (including, but not limited to, adding a Guarantor under this Indenture and any change to provide for the appointment of an Irish Paying Agent); or

(7)  to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA.

Section 9.02.                                                 With Consent of Holders.

Subject to Section 6.07, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Dollar Notes, the Euro Notes or the Guarantees of either the Dollar Notes or the Euro Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and the Holders of a majority in principal amount of the then outstanding Notes may also waive any existing Default or compliance with any provision of this Indenture, the Notes or the Guarantees of the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)  reduce the percentage of the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)  reduce the principal of or change the Stated Maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of any Notes;

(3)  reduce the rate of or change the time for payment of interest on any Note;

(4)  waive a Default or Event of Default in the payment of Principal of, or interest or Additional Interest, if any, on any Note (except a rescission of acceleration of such Note by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)  make any Note payable in money other than U.S. dollars (including defaulted interest);

(6)  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of Principal of or interest or Additional Interest, if any, on the Notes;

(7)  release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of the Guarantee or this Indenture;

(8)  impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Guarantees of the Notes;

(9)  amend or modify any of the provisions of this Indenture or any Guarantee of the Notes in a manner material and adverse to the Holders of the Notes except (a) in accordance with the terms of this Indenture or such Guarantee or (b) as permitted by Section 9.01;

(10)  make any change to this Section 9.02;

(11)  amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.11 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.10, including, in each case, amending, changing or modifying any definition relating thereto; or

(12)  except as otherwise permitted under Article 5 or Section 10.11, consent to the assignment or transfer by OI Group, the Company or any Guarantor of any of their rights or obligations under this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After any amendment under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such any amendment.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.  The Company shall mail supplemental indentures to Holders upon request.

Section 9.03.                                                 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established pursuant to Section 2.12(a), any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the amendment or waiver becomes effective.  An amendment or waiver shall become effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes.

Section 9.04.                                                 Notation on or Exchange of Notes.

If an amendment or waiver changes the terms of a Note:  (a) the Trustee may require the Holder of the Note to deliver it to the Trustee, the Trustee may, at the written direction of the Company and at the Company’s expense, place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.05.                                                 Trustee/Agents to Sign Amendments, Etc.

The Trustee shall receive an Opinion of Counsel stating that the execution of any amendment or waiver proposed pursuant to this Article is authorized or permitted by this Indenture.  Subject to the preceding sentence, the Trustee shall sign such amendment or waiver.  The Trustee and any Agent may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s and/or any Agent’s own rights, duties, liabilities or immunities under this Indenture.

Section 9.06.                                                 Votes by Holders of Dollar Notes; Votes by Holders of Euro Notes

The foregoing provisions of Article 9 notwithstanding, if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes (and not the consent of at least a majority of all Notes), as the case may be, shall be required.

ARTICLE 10.

GUARANTEE

Section 10.01.                                          Guarantee.

Subject to the provisions of this Article 10, the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to each Holder and to the Trustee and its successors and assigns (a) the due and punctual payment of Principal of, interest on and Additional Interest, if any, with respect to the Notes whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee and any Agent) with respect to the Notes and (b) the due and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Notes (all the foregoing being hereinafter collectively called the “Obligations”).  The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

The Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment.  The

Guarantors waive notice of any default under the Notes to which this Article 10 is applicable or the Obligations with respect thereto.  The obligations of the Guarantors under this Section 10.01 shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article 10), the Notes or any other agreement, unless such rescission, waiver, amendment, modification or supplement expressly affects the obligations of any Guarantor under this Section 10.01; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

The Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as set forth in this Indenture, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, except as set forth in this Indenture, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations with respect to the Notes, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

The Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation with respect to the Notes is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise, unless such Guarantee has been released in accordance with Section 10.10.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has or may have at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation with respect to the Notes when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation with respect to the Notes, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid Principal amount of such Obligations, (ii) accrued and unpaid interest on such

Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders of the Notes and the Trustee.

The Guarantors agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.01.

The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02.                                          Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor are limited to the maximum amount as will result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 10.03.                                          Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee to which this Article 10 is applicable and that this Indenture shall be executed on behalf of such Guarantor by its President, any Executive or Senior Vice President, Treasurer, Assistant Treasurer or one of its Vice Presidents.  Further, the Company shall cause all future Guarantors to execute a supplemental indenture.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note to which this Article 10 is applicable a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note to which this Article 10 is applicable by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04.                                          Successors and Assigns.

This Article 10 shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05.                                          No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06.                                          Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.07.  The provisions of this Section 10.06 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.07.                                          No Subrogation.

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.08.                                          Additional Guarantors; Reinstatement of Guarantees.

(a)  Until such time as all Guarantees by the Guarantors under this Indenture shall have been released in accordance with Section 10.10, OI Group shall cause each Domestic Subsidiary of OI Group or any of its Domestic Subsidiaries that guarantees the Company’s Indebtedness under the Credit Agreement, including the reinstatement or renewal of a Guarantee of Indebtedness under the Credit Agreement previously released under the Credit Agreement, to execute and deliver a supplement to this Indenture providing that such Domestic Subsidiary will be a Guarantor hereunder within 10 Business Days of the date on which it executes a Guarantee under the Credit Agreement; provided that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture (i) shall not be required to execute or maintain a Guarantee and (ii) shall be released from all Obligations under any Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries.  Domestic Subsidiaries that are Guarantors on the date any such supplement is executed by an additional Domestic Subsidiary shall not be required to become parties to such supplement and hereby agree to the execution and delivery by any additional Domestic Subsidiary of any such supplement.

(b)  In the event that a Domestic Subsidiary enters into a Guarantee at a time when the notes are listed on the official list of the Irish Stock Exchange, the Company will, to the extent required by the rules of the Irish Stock Exchange, notify the Irish Stock Exchange and deposit a copy of the new Guarantee with the Irish Stock Exchange and the Irish Paying Agent.

Section 10.09.                                          Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; it being understood that the release of the Guarantees of Guarantors pursuant to Section 10.10 shall not be an amendment or waiver of any provision of this Article 10 and shall not require any action on the part of the Trustee.  No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.10.                                          Release of Guarantor.

(a)  A Guarantor shall be automatically released without any action on the part of the Trustee of the Holders from its obligations under this Indenture and Guarantee if:

(1)                                  OI Group properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(2)                                  upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of OI Group, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 4.11 and Section 10.11; or

(3)                                  upon any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of OI Group, if the sale of all such Capital Stock of that Guarantor complies with Section 4.11 and Section 10.11.

The Trustee shall receive written notice of the release of any Guarantor if such release is effected other than under Section 10.11.

(b)  Upon the release of a Guarantee by a Domestic Subsidiary under the Credit Agreement, the Guarantee of such Domestic Subsidiary under this Indenture will be released and discharged at such time and, at the direction of the Company, the Trustee shall execute an appropriate instrument evidencing such release.  If any such Domestic Subsidiary thereafter guarantees obligations under the Credit Agreement (or any released Guarantee under the Credit Agreement is reinstated or renewed), then such Domestic Subsidiary will guarantee the Notes in accordance with this Article 10.

(c)  A Guarantor shall be released from its obligations under this Indenture in accordance with an assignment of obligations to OI Inc. pursuant to Section 5.03 or in connection with the merger or consolidation of the Company or any of the Guarantors with or into any other of the Company, OI Group or any of the Guarantors or the sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company, OI Group and any of the Guarantors, so long as such transaction complies with Section 4.11.

Section 10.11.                                          Merger, Consolidation and Sale of Assets of a Guarantor.

A Guarantor may not sell or otherwise dispose of all or substantially of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)                                  immediately after giving effect to that transaction, no Event of Default shall have occurred and be continuing; and

(2)                                  either (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or (b) such sale or other disposition complies with Section 4.11, including the application of the Net Proceeds therefrom; and

(3)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, sale, lease or merger complies with the foregoing clauses (1) and (2).

Notwithstanding the foregoing, each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor.

ARTICLE 11.

MISCELLANEOUS

Section 11.01.                                          Indenture Subject to Trust Indenture Act.

Upon the issuance of any Exchange Securities or the effectiveness of a Shelf Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

Section 11.02.                                          Notices.

Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, addressed as follows:

If to the Company:

Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio 43666
Attention:	Treasurer
Telephone:	(419) 247-5000
Facsimile:	(419) 247-1218

If to the Trustee:

Law Debenture Trust Company of New York
767 Third Avenue, 3rd Floor
New York, NY 10017
Attention: Adam Berman
Telephone:	212-750-6474
Facsimile:	212-750-1361

If to Registar and Dollar Notes Paying Agent:

Deutsche Bank Trust Company Americas
Global Debt Services, Trust & Securities Services
60 Wall Street, 27th Floor
New York, NY 10005
Attention: Annie Jaghatspanyan, CCTS
Telephone Number: 212-250-2217
Fax Number: 212-797-8614

If to the Euro Notes Paying Agent:

Deutsche Bank AG
Trust & Securities Services
Winchester House
1 Great Winchester Street
London EC2Y 9HU
England
Attention: Jason Mistry
Telephone Number: +44 20 7547 3548
Fax Number: +44 20 7547 6149

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 11.03.                                          Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.                                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or an Agent, as applicable, to take any action under this Indenture, the Company shall furnish to the Trustee or such Agent, as applicable:

(a)  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.                                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided for in Section 4.04) shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an officer’s certificate or certificates of public officials.

Section 11.06.                                          Rules by Trustee and Agents.

The Trustee as to Notes may make reasonable rules for action by or at a meeting of Holders of Notes.  The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

Section 11.07.                                          Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in New York City, New York, London, England, Toledo, Ohio or, if at any time the Notes shall be listed on the Irish Stock Exchange, Dublin, Ireland are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.                                          No Recourse Against Others.

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor, if any, under the Notes, this Indenture or any Guarantee, if any, or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration of issuance of the Notes.

Section 11.09.                                          Counterparts.

This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10.                                          Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 11.11.                                          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.                                          Effect of Headings, Table of Contents, Etc.

The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

Section 11.13.                                          Successors and Assigns.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14.                                          No Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and all as of the date first above written.

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ James W. Baehren
	Name:	James W. Baehren
	Title:	Senior Vice President

On behalf of each entity named on the attached Annex A, in the capacity set forth for such entity on such Annex A

By:	/s/ James W. Baehren
	Name:	James W. Baehren

[Indenture signature page]

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Patrick J. Healy
	Name:	Patrick J. Healy
	Title:	Vice President

[Indenture signature page]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Dollar Note Paying Agent and Registrar

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Associate

[Indenture signature page]

DEUTSCHE BANK AG, acting through its London Branch, as Euro Note Paying Agent

By:	/s/ CA Morris
	Name:	CA Morris
	Title:	Vice President

By:	/s/ Suzie Smith
	Name:	Suzie Smith
	Title:	Vice President

[Indenture signature page]

ANNEX A

Name of Entity	Title of Officer Executing on Behalf of Such Entity

ACI America Holdings Inc.	Vice President and Secretary

Brockway Realty Corporation	Vice President and Secretary

Brockway Research, Inc.	Vice President and Secretary

NHW Auburn, LLC	Senior Vice President and Secretary

OB Cal South Inc.	Vice President and Secretary

OI AID STS Inc.	Vice President and Secretary

OI Auburn Inc.	Vice President and Secretary

OI Australia Inc.	Vice President and Secretary

OI Brazil Closure Inc.	Vice President and Secretary

OI California Containers Inc.	Vice President and Secretary

OI Castalia STS Inc.	Vice President and Secretary

OI Consol STS Inc.	Vice President and Secretary

OI Europe & Asia Inc.	Vice President and Secretary

OI General Finance Inc.	Vice President and Secretary

OI General FTS Inc.	Vice President and Secretary

O-I Health Care Holding Corp.	Vice President and Secretary

O-I Holding Company, Inc.	Vice President and Secretary

OI International Holdings Inc.	Vice President and Secretary

OI Levis Park STS Inc.	Vice President and Secretary

OI Medical Inc.	Vice President and Secretary

OI Plastic Products FTS Inc.	Vice President and Secretary

OI Puerto Rico STS Inc.	Vice President and Secretary

A-A-1

Name of Entity	Title of Officer Executing on Behalf of Such Entity

OIB Produvisa Inc.	Vice President and Secretary

Overseas Finance Company	Vice President and Secretary

Owens-Brockway Glass Container Trading Company	Vice President and Secretary

Owens-Brockway Packaging, Inc.	Vice President and Secretary

Owens-Illinois Closure Inc.	Vice President and Secretary

Owens-Illinois General Inc.	Vice President and Secretary

Owens-Illinois Group, Inc.	Vice President, Director of Finance and Secretary

Owens-Illinois Healthcare Packing Inc.	Vice President and Secretary

Owens-Illinois Prescription Products Inc.	Vice President and Secretary

Owens-Illinois Specialty Products Puerto Rico, Inc.	Vice President and Secretary

Product Design & Engineering, Inc.	Vice President and Secretary

Seagate, Inc.	Vice President and Secretary

Seagate II, Inc.	Vice President and Secretary

Seagate III, Inc.	Vice President and Secretary

Specialty Packaging Licensing Company	Vice President and Secretary

Universal Materials, Inc.	Vice President and Secretary

A-A-2

EXHIBIT A
FORM OF CERTIFICATE OF TRANSFER

Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio 43666

Attention:  Treasurer

Re: [   ]

(CUSIP/ISIN/COMMON CODE                )

Reference is hereby made to the Indenture dated as of December 1, 2004 among Owens-Brockway Glass Container Inc., a Delaware corporation (the “Company”), the Guarantors (as defined therein) and Law Debenture Trust Company of New York, a New York Trust Company, as Trustee, Deutsche Bank Trust Company Americas, as Registrar and Dollar Notes Paying Agent and Deutsche Bank AG, acting through its London Branch, as Euro Notes Paying Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [$            ] [€           ] in such Note[s] or interests (the “Transfer”), to                         (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐   Check if Transferee will take delivery of a beneficial interest in a 144A Global Security or a Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting, the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.                                       ☐   Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.                                       ☐   Check and complete if Transferee will take delivery of a beneficial interest in the Global Security or a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                       ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or an Unrestricted Definitive Security.

(a)                                  ☐   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b)                                 ☐   Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c)                                  ☐   Check if Transfer is pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)                                  ☐   a beneficial interest in the:

(i)                                     ☐   144A Global Security (CUSIP/ISIN/Common Code          ), or

(ii)                                  ☐   Regulation S Global Security (CUSIP/ISIN/Common Code          ), or

(b)                                 ☐   a Restricted Definitive Security.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐   a beneficial interest in the:

(i)                                     ☐   144A Global Security (CUSIP/ISIN/Common Code                ), or

(ii)                                  ☐   Regulation S Global Security (CUSIP/ISIN/Common Code                ), or

(iii)                               ☐   Unrestricted Global Security (CUSIP/ISIN/Common Code                ), or

(b)                                 ☐   a Restricted Definitive Security; or

(c)                                  ☐   an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio 43666

Attention:  Treasurer

Re:  [Title of Security]

(CUSIP/ISIN/Common Code              )

Reference is hereby made to the Indenture dated as of December 1, 2004 among Owens-Brockway Glass Container Inc., a Delaware corporation (the “Company”), the Guarantors (as defined therein) and Law Debenture Trust Company of New York Trust Company, as Trustee, Deutsche Bank Trust Company Americas, as Registrar and Dollar Notes Paying Agent and Deutsche Bank AG, acting through its London Branch, as Euro Notes Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of [$          ] [€       ] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a)                                  ☐   Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐   Check If Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are

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not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐   Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)                                  ☐   Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE]     144A Global Security,         Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

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EXHIBIT C

FORM OF GUARANTEE

For value received, the undersigned (including any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 1, 2004, as such Indenture may be supplemented or amended (the “Indenture”) by and among Owens-Brockway Glass Container Inc. (the “Company”), the Guarantors listed on the signature pages thereto, Law Debenture Trust Company of New York, as Trustee (“Trustee”), Deutsche Bank Trust Company Americas, as Registrar and Dollar Notes Paying Agent, and Deutsche Bank AG, acting through its London Branch, as Euro Notes Paying Agent, (a) the due and punctual payment of the Principal of and interest and Additional Interest on the [Dollar] [Euro] Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue Principal and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee or any Agent all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any [Dollar] [Euro] Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the undersigned to the Holders of such [Dollar] [Euro] Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

The terms of the Indenture, including, without limitation, Article 10 of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

[Name of Guarantor]

By:
Name:
Title:

C-1

EXHIBIT D-1

[FORM OF NOTE]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

OWENS-BROCKWAY GLASS CONTAINER INC.

6 3/4% SENIOR NOTES DUE 2014

[Number:	CUSIP No.	$ ]

[Number:	Common Code No.	€ ]

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [Cede & Co., as nominee of The Depository Trust Company] [BT Globenet Nominees Limited, as nominee of Deutsche Bank AG, acting through its London Branch, as Common Depositary for Euroclear Bank S.A./N.V. and Clearstream Banking S.A.], or registered assigns, the principal sum of                                                                                on December 1, 2014.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2005.

Record Dates:  May 15 and November 15.

Additional provisions of this Note are set forth below following the signatures of the authorized officers of the Company.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

OWENS-BROCKWAY GLASS CONTAINER INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Law Debenture Trust Company of New York, as Trustee

By:
Authorized Signatory

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OWENS-BROCKWAY GLASS CONTAINER INC.

6 3/4% SENIOR NOTES DUE 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement.  Interest on this Note shall accrue from December 1, 2004 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be; interest and Additional Interest on this Note shall be payable semi-annually on June 1 and December 1 of each year until maturity, or, if such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on June 1, 2005; and interest on this Note shall be payable to holders of record on the May 15 or November 15 immediately preceding the applicable Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay defaulted interest on overdue interest, plus (to the extent lawful) any interest payable on the defaulted interest, as provided in Section 2.11 of the Indenture.

2.                                       Method of Payment

The Company will pay interest and Additional Interest on this Note (except defaulted interest) to the Persons who are holders (“Holders”) of record in the note register of the Company (the “Register”) of this Note at the close of business on the May 15 or November 15 (each, a “Record Date”) next preceding the Interest Payment Date, in each case even if the Note is cancelled solely by virtue of registration of transfer or registration of exchange after such Record Date.  The Company will pay Principal, interest and Additional Interest in [money of the United States] [euros or any successor currency] that at the time of payment is legal tender for payment of public and private debts.  Principal of and interest and Additional Interest, if any, on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency of the Company in [the Borough of Manhattan, the City of New York (which initially will be a Corporate Trust Office of the Trustee)] [London, England (which initially will be the Euro Notes Paying Agent]; provided that, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the address of each Holder as such address appears in the Register; provided further that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest, and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the [Dollar] [Euro] Notes Paying Agent.  Such payment will be in [such coin or currency of the United States of America as] [is euros or any successor currency that] at the time of payment is legal tender for payment of public and private debts.

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3.                                       Paying Agent and Registrar

[Initially, Deutsche Bank Trust Company Americas will act as Dollar Notes Paying Agent and Registrar (“Dollar Notes Paying Agent and Registrar”).  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.]

 [Initially, Deutsche Bank Trust Company Americas will act as Registrar (“Registrar and Dollar Notes Paying Agent”) and Deutsche Bank AG, acting through its London Branch, will act as Euro Notes Paying Agent (“Euro Notes Paying Agent”).]

4.                                       Indenture

[The Company issued this Note under an Indenture dated as of December 1, 2004 among the Company, the Guarantors, Law Debenture Trust Company of New York, as Trustee, the Dollar Notes Paying Agent and Registrar and Deutsche Bank AG, acting through its London Branch, as Euro Notes Paying Agent (the “Indenture”).] [The Company issued this Note under an Indenture dated as of December 1, 2004 among the Company, the Guarantors, Law Debenture Trust Company of New York, as Trustee, the Registrar and Dollar Notes Paying Agent and the Euro Note Paying Agent (the “Indenture”).]  This Note is a series designated as the “6¾% Senior Notes due 2014” of the Company.  The Company may issue additional Notes of this series after this Note has been issued.  This Note and any additional Notes of this series subsequently issued under the Indenture shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.  The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended (the “TIA”).  This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  Any conflict between the terms of this Note and the Indenture will be governed by the Indenture.

5.                                       Optional Redemption

Except as described below, this Note shall not be redeemable at the Company’s option prior to December 1, 2009.

On or after December 1, 2009, the Company may redeem all or a part of this Note upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	103.375%
2010	102.250%
2011	101.125%
2012 and thereafter	100.000%

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At any time prior to December 1, 2009, the Company may redeem on any one or more occasions up to 40% of the aggregate principal amount of the [Dollar] [Euro] Notes (calculated after giving effect to any issuance of Additional [Dollar] [Euro] Notes) issued under the Indenture at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by OI Inc. to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company; provided that: (1) at least 60% of the aggregate principal amount of [Dollar] [Euro] Notes (calculated after giving effect to any issuance of Additional [Dollar] [Euro] Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding [Dollar] [Euro] Notes held by OI Inc. and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

At any time prior to December 1, 2009, the Company may also redeem all or a part of the [Dollar] [Euro] Notes, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of [Dollar] [Euro] Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the [Dollar] [Euro] Notes on the relevant interest payment date).

In addition, at any time prior to December 1, 2009, this Note may also be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 10 nor more than 60 days’ prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of this Note plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the Note on the relevant Interest Payment Date).

6.                                       Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.

7.                                       Repurchase at the Option of Holder

If a Change of Control occurs, unless the Company has exercised its right to redeem the Notes pursuant to the terms of the Indenture, each Holder of this Note will have the right to require the Company to repurchase all or any part [(equal to $50,000 or an integral multiple of $1,000)] [(equal to €50,000 or an integral multiple of €1,000)] of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture.  If OI Group or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of this Note and all Holders of other Indebtedness that is pari passu with this Note containing provisions similar to those set forth in the Indenture with respect to offers to

D1-5

purchase or redeem with the proceeds of sales of assets (including the Existing Senior Notes) to purchase the maximum principal amount of this Note and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other pari passu Indebtedness.

8.                                       Notice of Redemption

Notice of redemption shall be mailed by first class mail at least 10 days but not more than 60 days before the redemption date to each Holder of this Note to be redeemed. Notices of redemption shall not be conditional.  Denominations of this Note larger than [$1,000] [€1,000] may be redeemed in part.  If this Note is to be redeemed in part only, the notice of redemption that relates to that portion to be redeemed shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest ceases to accrue on the Note or portions thereof called for redemption.

9.                                       Denominations; Transfer; Exchange

The Note is in registered form, without coupons, in denominations of[$50,000] [€50,000] of principal amount and integral multiples of [$1,000] [€1,000].  A Holder may transfer or exchange the Note in accordance with the Indenture.  No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, subject to and as permitted by the Indenture.

10.                                 Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                                 Repayment to Company

The Trustee and the Paying Agent shall pay to the Company upon the Company’s request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under this Note and the Indenture if the Company deposits with the Trustee money and/or Government Securities for the payment of Principal and interest on this Note to Maturity.

13.                                 Defaults and Remedies

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Under the Indenture, Events of Default include: (1) defaults in the payment of interest on, or Additional Interest, if any, with respect to the Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) defaults in the payment of the Principal of the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture, the Notes and the Guarantees of the Notes (with respect to any Guarantor); (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity; provided, that an Event of Default shall not be deemed to occur with respect to any such accelerated Indebtedness which is repaid or prepaid within 20 Business Days after such declaration; and, in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $50.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (5) any final judgment or order for payment of money in excess of $50.0 million in any individual case and $100.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days; (6) except as permitted by the Indenture, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; (7) the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability generally to pay its debts as the same become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case; (b) appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity’s property; or (c) orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group; and, with respect to (a), (b) and (c), the order or decree remains unstayed and in effect for 60 days; and (9) failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10 or 4.11 or Article 5 of the Indenture.

If an Event of Default other than an Event or Default specified in clauses (7) and (8) of the preceding paragraph occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, as provided in the Indenture, may declare the unpaid Principal of and any accrued and unpaid interest on the Notes to be due and payable

D1-7

immediately.  Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately.  At any time after a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

Subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of this Note, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to this Note.

14.                                 Supplements, Amendments and Waivers

Subject to certain exceptions, the Indenture, the Notes or the Guarantees of the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees of the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  The Company and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees of the Notes without notice to or the consent of any holder of Notes in certain circumstances described in the Indenture.

15.                                 Trustee Dealings with the Company

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, with the same rights as if it were not the Trustee; however, if it acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

16.                                 No Recourse Against Others

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees of the Notes, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

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17.                                 Guarantees

This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication hereon.

20.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                                 Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

22.                                 [CUSIP] [Common Code] Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused [CUSIP] [Common Code] numbers to be printed on the Notes, and the Trustee may use [CUSIP] [Common Code] numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the Registration Rights Agreement.  Such requests may be addressed to:

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Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio  43666
Attention:  Investor Relations

D1-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

[Print or type assignee’s name, address and zip code]

[Insert assignee’s soc. sec. or tax I.D. No.]

and irrevocably appoint

[Print or type agent’s name]

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the box below:

☐  Section 4.10                                                              ☐  Section 4.11

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

[$                             ]

[€                             ]

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

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EXHIBIT D-2
[FORM OF REGULATION S TEMPORARY GLOBAL NOTE]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend]

OWENS-BROCKWAY GLASS CONTAINER INC.

6 3/4% SENIOR NOTES DUE 2014

[Number:	CUSIP No.	$ ]

[Number:	Common Code No.	€ ]

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [Cede & Co., as nominee of The Depository Trust Company] [BT Globenet Nominees Limited, as nominee of Deutsche Bank AG, acting through its London Branch, as Common Depositary for Euroclear Bank S.A./N.V. and Clearstream Banking S.A.], or registered assigns, the principal sum of                                                                              on December 1, 2014.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2005.

Record Dates:  May 15 and November 15.

Additional provisions of this Note are set forth below following the signatures of the authorized officers of the Company.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

OWENS-BROCKWAY GLASS CONTAINER INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Law Debenture Trust Company of New York, as Trustee

By:
Authorized Signatory

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OWENS-BROCKWAY GLASS CONTAINER INC.

6 3/4% SENIOR NOTES DUE 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement.  Interest on this Note shall accrue from December 1, 2004 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be; interest and Additional Interest on this Note shall be payable semi-annually on June 1 and December 1 of each year until maturity, or, if such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on June 1, 2005; and interest on this Note shall be payable to holders of record on the May 15 or November 15 immediately preceding the applicable Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay defaulted interest on overdue interest, plus (to the extent lawful) any interest payable on the defaulted interest, as provided in Section 2.11 of the Indenture.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

2.                                       Method of Payment

The Company will pay interest and Additional Interest on this Note (except defaulted interest) to the Persons who are holders (“Holders”) of record in the note register of the Company (the “Register”) of this Note at the close of business on the May 15 or November 15 (each, a “Record Date”) next preceding the Interest Payment Date, in each case even if the Note is cancelled solely by virtue of registration of transfer or registration of exchange after such Record Date.  The Company will pay Principal, interest and Additional Interest in [money of the United States] [euros or any successor currency] that at the time of payment is legal tender for payment of public and private debts.  Principal of and interest and Additional Interest, if any, on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency of the Company in [the Borough of Manhattan, the City of New York (which initially will be a Corporate Trust Office of the Trustee)] [London, England (which initially will be the Euro Notes Paying Agent]; provided that, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the address of each Holder as such address appears in the Register; provided further that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest, and Additional Interest, if any,

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on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the [Dollar] [Euro] Notes Paying Agent.  Such payment will be in [such coin or currency of the United States of America as] [is euros or any successor currency that] at the time of payment is legal tender for payment of public and private debts.

3.                                       Paying Agent and Registrar

[Initially, Deutsche Bank Trust Company Americas will act as Dollar Notes Paying Agent and Registrar (“Dollar Notes Paying Agent and Registrar”).  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.]

 [Initially, Deutsche Bank Trust Company Americas will act as Registrar (“Registrar and Dollar Notes Paying Agent”) and Deutsche Bank AG, acting through its London Branch, will act as Euro Notes Paying Agent (“Euro Notes Paying Agent”).]

4.                                       Indenture

[The Company issued this Note under an Indenture dated as of December 1, 2004 among the Company, the Guarantors, Law Debenture Trust Company of New York, as Trustee, the Dollar Notes Paying Agent and Registrar and Deutsche Bank AG, acting through its London Branch, as Euro Notes Paying Agent (the “Indenture”).] [The Company issued this Note under an Indenture dated as of December 1, 2004 among the Company, the Guarantors, Law Debenture Trust Company of New York, as Trustee, the Registrar and Dollar Notes Paying Agent and the Euro Note Paying Agent (the “Indenture”).]  This Note is a series designated as the “6¾% Senior Notes due 2014” of the Company.  The Company may issue additional Notes of this series after this Note has been issued.  This Note and any additional Notes of this series subsequently issued under the Indenture shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.  The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended (the “TIA”).  This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  Any conflict between the terms of this Note and the Indenture will be governed by the Indenture.

5.                                       Optional Redemption

Except as described below, this Note shall not be redeemable at the Company’s option prior to December 1, 2009.

On or after December 1, 2009, the Company may redeem all or a part of this Note upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	103.375%
2010	102.250%
2011	101.125%
2012 and thereafter	100.000%

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At any time prior to December 1, 2009, the Company may redeem on any one or more occasions up to 40% of the aggregate principal amount of the [Dollar] [Euro] Notes (calculated after giving effect to any issuance of Additional [Dollar] [Euro] Notes) issued under the Indenture at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by OI Inc. to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company; provided that: (1) at least 60% of the aggregate principal amount of [Dollar] [Euro] Notes (calculated after giving effect to any issuance of Additional [Dollar] [Euro] Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding [Dollar] [Euro] Notes held by OI Inc. and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

At any time prior to December 1, 2009, the Company may also redeem all or a part of the [Dollar] [Euro] Notes, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of [Dollar] [Euro] Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the [Dollar] [Euro] Notes on the relevant interest payment date).

In addition, at any time prior to December 1, 2009, this Note may also be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 10 nor more than 60 days’ prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of this Note plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the Note on the relevant Interest Payment Date).

6.                                       Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.

7.                                       Repurchase at the Option of Holder

If a Change of Control occurs, unless the Company has exercised its right to redeem the Notes pursuant to the terms of the Indenture, each Holder of this Note will have the right to require the Company to repurchase all or any part [(equal to $50,000 or an integral multiple of $1,000)] [(equal to €50,000 or an integral multiple of €1,000)] of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture.  If OI Group or a

D2-5

Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of this Note and all Holders of other Indebtedness that is pari passu with this Note containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (including the Existing Senior Notes) to purchase the maximum principal amount of this Note and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other pari passu Indebtedness.

8.                                       Notice of Redemption

Notice of redemption shall be mailed by first class mail at least 10 days but not more than 60 days before the redemption date to each Holder of this Note to be redeemed. Notices of redemption shall not be conditional.  Denominations of this Note larger than [$1,000] [€1,000] may be redeemed in part.  If this Note is to be redeemed in part only, the notice of redemption that relates to that portion to be redeemed shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest ceases to accrue on the Note or portions thereof called for redemption.

9.                                       Denominations; Transfer; Exchange

The Note is in registered form, without coupons, in denominations of[$50,000] [€50,000] of principal amount and integral multiples of [$1,000] [€1,000].  A Holder may transfer or exchange the Note in accordance with the Indenture.  No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, subject to and as permitted by the Indenture.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

10.                                 Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                                 Repayment to Company

The Trustee and the Paying Agent shall pay to the Company upon the Company’s request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to

D2-6

the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under this Note and the Indenture if the Company deposits with the Trustee money and/or Government Securities for the payment of Principal and interest on this Note to Maturity.

13.                                 Defaults and Remedies

Under the Indenture, Events of Default include: (1) defaults in the payment of interest on, or Additional Interest, if any, with respect to the Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) defaults in the payment of the Principal of the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture, the Notes and the Guarantees of the Notes (with respect to any Guarantor); (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity; provided, that an Event of Default shall not be deemed to occur with respect to any such accelerated Indebtedness which is repaid or prepaid within 20 Business Days after such declaration; and, in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $50.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (5) any final judgment or order for payment of money in excess of $50.0 million in any individual case and $100.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days; (6) except as permitted by the Indenture, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; (7) the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability generally to pay its debts as the same become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case; (b) appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or

D2-7

for all or substantially all of such entity’s property; or (c) orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group; and, with respect to (a), (b) and (c), the order or decree remains unstayed and in effect for 60 days; and (9) failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10 or 4.11 or Article 5 of the Indenture.

If an Event of Default other than an Event or Default specified in clauses (7) and (8) of the preceding paragraph occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, as provided in the Indenture, may declare the unpaid Principal of and any accrued and unpaid interest on the Notes to be due and payable immediately.  Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately.  At any time after a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

Subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of this Note, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to this Note.

14.                                 Supplements, Amendments and Waivers

Subject to certain exceptions, the Indenture, the Notes or the Guarantees of the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees of the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  The Company and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees of the Notes without notice to or the consent of any holder of Notes in certain circumstances described in the Indenture.

15.                                 Trustee Dealings with the Company

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, with the same

D2-8

rights as if it were not the Trustee; however, if it acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

16.                                 No Recourse Against Others

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees of the Notes, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.                                 Guarantees

This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication hereon.

20.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                                 Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

22.                                 [CUSIP] [Common Code] Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused [CUSIP] [Common Code] numbers to be

D2-9

printed on the Notes, and the Trustee may use [CUSIP] [Common Code] numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the Registration Rights Agreement.  Such requests may be addressed to:

Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio  43666
Attention:  Investor Relations

D2-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

[Print or type assignee’s name, address and zip code]

[Insert assignee’s soc. sec. or tax I.D. No.]

and irrevocably appoint

[Print or type agent’s name]

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

D2-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the box below:

☐  Section 4.10                                                              ☐  Section 4.11

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

[$                             ]

[€                             ]

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

D2-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

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